D·R·HORTON
America's Builder

HOME PURCHASE AGREEMENT

In consideration of the reciprocal covenants stated herein, **D.R. Horton, Inc.** ("*Seller*") and **Arrived Holdings, LLC** (collectively, "*Purchaser*") agree as follows:

1. CONVEYANCE. Seller shall sell to Purchaser and Purchaser shall purchase from Seller all that certain parcel or tract of land located in **WASHINGTON** County, Tennessee, with a street address of **341 Arrowhead Drive, JOHNSON CITY, TN 37601**, more particularly described as Lot **0068**, **Clearwater Springs** (the "*Lot*"), together with all improvements thereon and all appurtenances thereto collectively referred to as the "*Property*."

2. PURCHASE PRICE AND METHOD OF PAYMENT. Subject to adjustment as may be provided herein, the Purchase Price for the Property shall be: **Three Hundred Forty Three Thousand Seven Hundred Eighty Five and 00/100 Dollars ($343,785.00)** to be paid in cash as provided herein. The following is a breakdown of the Purchase Price as of the Effective Date (defined in Section 19 below):

Base Price	**$327,990.00**
Plus Lot Premium	**+ $12,000.00**
Plus Options Selected To Date	**+ $3,795.00**
Minus Option Incentive	**$ 0.00**
Sales Price Adjustment	**$ 0.00**
Total Purchase Price	**$343,785.00**

Purchaser acknowledges that the Special Discount shown above shall be provided to Purchaser as a credit against the Purchase Price only if Purchaser complies all of the terms and conditions of this Agreement and that such Special Discount shall be forfeited by Purchaser if Purchaser breaches the Agreement in any respect. Purchaser further acknowledges that the above-stated Incentives are subject to the terms and conditions (including, without limitation, closing deadlines) set forth in Seller's marketing materials pertaining to such Incentives.

The terms of the subsection (a or b) checked below shall also apply.

⦿ **a. No Financing Contingency.**

Purchaser shall pay to Seller the Purchase Price in cash at Closing (See Section 16 below). Within three (3) business days of the Effective Date, Purchaser shall provide documentation to Seller that will verify to Seller's reasonable satisfaction that Purchaser has the available funds necessary to purchase the Property according to the terms of this Agreement. If Purchaser does not provide such documentation to Seller within that time period, then Seller may at its option terminate this Agreement by providing written notice to Purchaser of termination, in which event Seller shall retain the Earnest Money (see Section 4 below) and neither party shall have any further obligation or liability to the other hereunder.

○ **b. Financing Contingency**

(1) Purchaser shall use its best efforts to obtain a loan (the "*Loan*") in the principal amount of no more than 0% of the Purchase Price, reduced to the next lowest hundred dollars, to be secured by a first priority mortgage on the Property. The proceeds of the Loan, together with the balance of the Purchase Price, shall be paid to Seller by Purchaser in cash or other immediately available funds at Closing.

(2) Purchaser shall apply for the Loan within three (3) business days after the Effective Date. **Failure by Purchaser to apply for the Loan within that time-period or to pursue approval of the Loan diligently thereafter shall constitute a material breach of this Agreement by Purchaser**. Within seven (7) days after the Effective Date, Purchaser shall provide Seller with written evidence from Purchaser's lender confirming that Purchaser has been prequalified for the Loan (the "Prequalification Letter"). Within twenty-one (21) days of the Effective Date, Purchaser shall provide Seller with a letter from Purchaser's lender confirming that the Loan has been conditionally approved (the "Conditional Approval Letter"). Within thirty (30) days after the Effective Date, Purchaser shall provide Seller with a letter from Purchaser's lender confirming that the Loan has been fully and finally approved, with no conditions or contingencies (the "Final Approval Letter"). If Purchaser fails to provide the Prequalification Letter, Conditional Approval Letter or the Final Approval Letter to Seller by the respective deadlines stated above, then Seller, at Seller's option, may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money shall be refunded to Purchaser if Purchaser is not in breach of this Agreement, and thereafter neither party shall have any further liability or obligation to the other hereunder.

(3) Purchaser acknowledges that there are many different loan programs available from many different lenders. If the loan approval obtained by Purchaser contains any contingencies, Seller may require the satisfaction of those contingencies within the time period specified for obtaining the Final Approval Letter and terminate this Agreement if those contingencies are not waived or satisfied within that time; in which event, the Earnest Money shall be refunded to Purchaser, and neither party shall thereafter have any further liability or obligation to the other hereunder.

(4) Purchaser understands and acknowledges that certain loan/credit approvals are only valid for up to one hundred twenty (120) days. Purchaser shall update loan/credit approval documentation as needed in order to maintain current loan approval up until the date of closing. Purchaser agrees to execute all papers and perform all other actions necessary to obtain the Loan and to accept the Loan if approved by lender. Purchaser shall, in addition to the payment of principal and interest upon the Loan, pay at Closing such amounts as may be required by the lender to establish or maintain an escrow for insurance, property taxes or private mortgage insurance.

(5) **FOR FHA/VA LOANS ONLY:**

(i) **FHA Amendatory Clause.** If Purchaser applies for and obtains a commitment for an FHA-insured loan, then, notwithstanding any other provisions of this Agreement, Purchaser shall not be obligated to complete the purchase of the Property or to incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, unless Purchaser has been given, in accordance with HUD/FHA requirements, a written statement by the Federal Housing Commissioner or a Direct Endorsement lender setting forth the appraised value of the Property of not less than $343,785.00. Purchaser shall have the privilege and option of proceeding with consummation of the Agreement without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. Purchaser should satisfy himself/herself that the price and condition of the Property are acceptable.

(ii) **Escape Clause for VA Loans:** It is expressly agreed that, if Purchaser applies for and obtains a commitment for a VA-guaranteed mortgage loan, then, notwithstanding any other provisions of the Agreement, Purchaser shall not incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, nor shall Purchaser be obligated to complete the purchase of the Property if the Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. Purchaser shall, however, have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the reasonable value established by the Department of Veterans Affairs (Authority: 38 U.S.C. 501, 3703(c)(1)).

(iii) **Additional Funding:** Purchaser agrees that, should Purchaser elect to complete the purchase of the Property at an amount in excess of the appraised value, Purchaser shall pay such excess amount in cash from a source Purchaser agrees to disclose to the FHA or VA (as applicable) and that Purchaser represents will not be from borrowed funds, except as approved by the FHA or VA (as applicable).

3. RESERVED.

4. DEPOSITS.

a. Earnest Money. The parties hereby acknowledge that, as of the Effective Date, Purchaser has deposited with Seller or Seller's designated escrow agent earnest money in the amount shown below (the "*Initial Deposit*"). Purchaser shall deposit with Seller or Seller's designated escrow agent additional earnest money in the amounts shown below by the due dates shown below (the "*Additional Deposits*"). Failure by Purchaser to deliver any Additional Deposit(s) by the applicable due date shall constitute a material breach of this Agreement by Purchaser. The Initial Deposit and any Additional Deposits deposited by Purchaser are hereinafter referred to as the "*Earnest Money*," both individually and collectively. Upon execution of the Agreement by Seller, the Earnest Money shall be deposited and held in trust in a separate account. The schedule of Earnest Money deposits shall be as follows:

Earnest Deposits					
Due Date	Collection Date	Payment Type	Check Number	Deposit Amount	Collection Amount
06/20/2025				$17,189.25	$17,189.25
	06/20/2025 Note: Earnest held with Blueprint title	Wire Transfer	0000		$17,189.25
			Total	**$17,189.25**	**$17,189.25**

b. Disbursement. At Closing, the Earnest Money shall be credited to Purchaser against the Purchase Price; otherwise, the Earnest Money shall be disbursed as provided herein. If any dispute arises between Purchaser and Seller as to the final disposition of all or part of the Earnest Money, Seller may, but shall not be required to, interplead all or any disputed part of the Earnest Money into a court of competent jurisdiction. If Seller interpleads the Earnest Money into a court, Seller shall be entitled to recover the costs of such interpleader, including reasonable attorney's fees incurred in connection with the interpleader, from the Earnest Money.

c. Deposits of VA Borrowers.

i. Purchaser Notice Regarding Mortgage Loan. Purchaser hereby represents that it [*SELECT ONE*] ○ DOES / ◉ DOES NOT intend to apply for and obtain a mortgage loan guaranteed by the U.S. Department of Veterans Affairs (a "*VA Loan*") to purchase the Property. **IF PURCHASER DOES NOT CURRENTLY INTEND TO OBTAIN A VA LOAN, BUT LATER DECIDES TO OBTAIN A VA LOAN, PURCHASER SHALL PROMPTLY NOTIFY SELLER IN WRITING**.

ii. Trust Account; Disbursement. Notwithstanding any other provision of this Agreement, if Purchaser obtains a VA Loan, then the Earnest Money, Option Money (hereinafter defined), and all other sums deposited by Purchaser pursuant to this Agreement (collectively, the "*Deposits*") shall be deposited in a trust account that is safeguarded from the claims of creditors of Seller until the Deposits are (A) disbursed at Closing or (B) otherwise applied or disbursed in accordance with the terms of this Agreement.

5. SURVEY. Seller makes no warranty or representation whatsoever regarding any matter that would be shown or revealed by an accurate survey of the Property. Purchaser acknowledges this disclaimer by Seller of any warranty or representation regarding matters of survey, and hereby elects as follows (CHECK APPLICABLE OPTION):

◉ **No Survey** – Purchaser elects not to obtain a current plat of survey of the Property, and Purchaser shall not be charged for a survey at Closing. Purchaser acknowledges that any title insurance policy issued in favor of Purchaser may contain an exception from coverage for all matters that would be revealed by a current survey of the Property.

○ **Survey** – Purchaser elects to obtain a current plat of survey of the Property. As an accommodation to Purchaser, at Closing Seller shall provide Purchaser with a plat of survey of the Property performed by an independent, licensed surveyor for the benefit of Purchaser, showing all structures and other improvements located on the Property as of the date of the survey. The survey shall be suitable for use by Purchaser to obtain title insurance for the Property without the standard exception for matters that would be shown or revealed by a current survey of the Property. Purchaser shall be responsible for the cost of the survey (not to exceed One Thousand and Four Hundred Dollars ($1,400)) and shall pay such cost at Closing. Seller may advance the cost of the survey for Purchaser, in which event Purchaser shall reimburse Seller at Closing. Seller makes no warranty or representation whatsoever regarding the quality, accuracy or reliability of any survey of the Property obtained for the benefit Purchaser pursuant to this subsection, and Purchaser shall look solely to the surveyor for same.

6. WARRANTY OF TITLE. Seller shall convey insurable fee simple title in and to the Property to Purchaser at Closing by special warranty deed (the "*Deed*"), subject to: (a) zoning ordinances affecting the Property; (b) utility, drainage and other easements, deed restrictions or other conditions or restrictions of record upon which do not prevent use or enjoyment of the Lot or the House constructed thereon; (c) subdivision covenants, conditions and restrictions; (d) all matters shown on the final plat for the subdivision where the Property is located; (e) all prior conveyances of all rights, titles and interests to all oil, gas, water, petroleum, natural gas, coal, lignite and other minerals and hydrocarbons, and all geothermal energy and resources, located in whole or in part on, in or under the Lot and/or that may be produced or extracted from the Lot; and (f) any matters that would be shown or revealed by a current survey of the Lot. As used in this Agreement, "insurable fee simple title" shall mean title which a title insurance company licensed to do business in Tennessee

will insure at its regular rates, subject only to its standard exceptions and those exceptions listed in subsections (a) through (e) above.

7. TITLE EXAMINATION. Purchaser shall have until ten (10) days prior to the Closing Date (as defined in Section 16 below) to examine title to the Property and to furnish Seller with a written statement of any exceptions to insurable title. If Purchaser does not serve Seller with notice of exception to insurable title prior to that date, Purchaser shall have waived any objection to title to the Property as it existed as of the Effective Date. If Purchaser does serve such notice on Seller prior to that date, the notice shall specify and itemize the exceptions to insurable title. If Seller does not remove any exceptions to insurable title within a reasonable time, Purchaser shall have the right to terminate this Agreement and to receive a refund of the Earnest Money and Option Money, if any, deposited with Seller or Seller's designated escrow agent. Under no circumstances shall Seller be obligated or required to remove or cure any exception to title to the Property that is a permissible exception to insurable title as defined in Section 6 above.

8. DESTRUCTION. If the home built on the Lot (the "*House*") is either totally destroyed or substantially damaged (as determined by Seller in its sole discretion) before Closing, either party may terminate this Agreement by written notice to the other within ten (10) days after the date of such destruction. From and after the Closing (see Section 16 below), all risk of loss to the Property shall be upon Purchaser.

9. INSPECTION.

a. Procedure. Prior to Closing, Seller shall have the right to deny access to the Lot to any person at any time, as Seller determines in its sole discretion. However, Purchaser or a professional home inspector contracted by Purchaser shall have the right to enter upon the Property at reasonable times during normal business hours for the purpose of inspecting, examining, testing and surveying the Property, solely at Purchaser's expense, provided that any such inspection must meet the following requirements and conditions (collectively, "*Inspections*"):

(1) Inspections by Purchaser:

(a) All Inspections by Purchaser must be scheduled through the sales representative for the Subdivision. These Inspections must be scheduled at least seven (7) days in advance, must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM) and must be in accordance with Seller's production schedule.

(b) Seller or its appointed representative shall have the right to accompany Purchaser during the Inspections.

(2) Inspections by an independent professional home inspector:

(a) All Inspections by a professional home inspector must be scheduled through the Community Construction Superintendent at least seven (7) days in advance and must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM). All requests for appointments to conduct an Inspection shall be subject to the Community Construction Superintendent's production schedule. NO INSPECTIONS WILL BE ALLOWED THAT HAVE NOT BEEN SCHEDULED WITH THE COMMUNITY CONSTRUCTION SUPERINTENDENT AT LEAST SEVEN (7) DAYS IN ADVANCE. SELLER WILL NOT DELAY CONSTRUCTION OR CLOSING TO ACCOMMODATE INSPECTIONS.

(b) Seller or its appointed representative shall have the right to accompany the home inspector during the Inspection.

(c) The home inspector must maintain all business licenses required by state and local law and must be: (i) either a licensed professional engineer, or (ii) a full-time home inspector and a member of the American Society of Home Inspectors, Inc. Furthermore, if the home inspector intends to use a drone at any time on or around the Property, the home inspector must be licensed by the Federal Aviation Administration to operate the drone. The home inspector must provide the Community Construction Superintendent with proof of all licenses and certifications required by this subsection (c) prior to, and as a requirement for, making an appointment for the Inspection.

(d) The home inspector must furnish Seller with proof that the home inspector has: (i) worker's compensation insurance in accordance with applicable law; (ii) errors and omissions insurance with coverage of no less than $300,000 per occurrence; (iii) general liability insurance with coverage of no less than $300,000.00 per occurrence; and (iv) if the home inspector intends to use a drone at any time on or around the Property, aviation liability insurance with coverage of no less than $1,000,000.00 per occurrence. The home inspector must provide the Community Construction Superintendent with proof of all insurance coverages required by this subsection (d) prior to, and as a requirement for, making an appointment for the Inspection.

Failure by Purchaser to follow the procedures set forth in this subsection shall constitute a material breach of this Agreement. Unauthorized entry onto the Lot by Purchaser, its agents or contractors shall constitute a material breach of this Agreement.

THE CLOSING SHALL NOT BE DELAYED DUE TO PURCHASER'S FAILURE TO SCHEDULE AND CONDUCT ALL INSPECTIONS SUFFICIENTLY IN ADVANCE OF CLOSING TO ALLOW SELLER TO ADDRESS ISSUES, IF ANY, IDENTIFIED BY THE INSPECTIONS.

b. **Purchaser's Indemnity**. Purchaser assumes all responsibility for the acts of Purchaser, Purchaser's agents, contractors or representatives in exercising Purchaser's rights under this Section, and shall indemnify and hold Seller harmless, to the extent permitted by applicable law, from any loss or expense Seller may suffer as a result of any claim or damage which arises directly or indirectly out of Purchaser's exercise of its rights under this Section. Notwithstanding any other provision herein, Purchaser's indemnity of Seller pursuant to this Section shall survive Closing and the termination of this Agreement for any reason.

c. **Inspection Results**. In the event any inspection by Purchaser or its agents or contractors reveals a purported defect in the Property, Purchaser shall provide Seller with written notice of the claim of defect. If a professional home inspection was performed, Purchaser shall provide Seller, within 48 hours of Purchaser's receipt, a true and complete copy of any report produced by the home inspector. If Seller determines the claim of defect is valid, Seller shall correct or repair the defect. If Seller determines the claim of defect is not valid, Seller shall notify the Purchaser of that determination within thirty (30) days of receipt of the written notice of claim of defect. Notwithstanding any other provision herein, Seller shall not be required to correct or repair any defect in construction that does not constitute a violation of: (1) the building code of the governing jurisdiction in which the Property is located, or (2) the building guidelines and standards of the provider of the Limited Warranty pursuant to Section 14(a) below.

d. **Walkthrough; Punch List**: Prior to Closing, Seller and Purchaser will meet at the Property to conduct a walkthrough inspection and orientation, in accordance with Seller's standard practices (the "*Initial Walkthrough*"). At the conclusion of the Initial Walkthrough, Purchaser and Seller shall prepare and sign a written list of items on the Property that the parties agree should be corrected, repaired or replaced (hereinafter, the "*Punch List*"). Seller shall thereafter correct, repair or replace the items listed on the Punch List. Under no circumstances shall Seller be required to correct, repair or replace any items on or of the Property that are not listed on the Punch List signed by Seller. Within a reasonable amount of time after the Initial Walkthrough but prior to Closing, Seller and Purchaser shall meet at the Property to conduct a second walkthrough inspection (the "*Final Walkthrough*") in order to confirm which items on the Punch List have been corrected, repaired or replaced. At the conclusion of the Final Walkthrough, the parties will prepare and sign an updated Punch List reflecting the current status of each item thereon. Seller's obligation to correct, repair or replace any items that are listed on the Punch List shall survive Closing. UNDER NO CIRCUMSTANCES SHALL CLOSING BE DELAYED DUE TO SELLER'S FAILURE TO COMMENCE OR COMPLETE CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST. UNDER NO CIRCUMSTANCES SHALL FUNDS BE ESCROWED AT CLOSING TO COVER THE COST OF CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST.

10. REAL ESTATE BROKER AND COMMISSION. SELLER IS A LICENSED REAL ESTATE FIRM IN THE STATE OF TENNESSEE. Purchaser acknowledges that all sales agents of Seller with whom Purchaser has had or will have any communication or interaction regarding the purchase and sale of the Property are employees of Seller, and that these employees of Seller act on behalf of Seller only and have no professional, fiduciary or other duty whatsoever to Purchaser. Purchaser represents to Seller that Purchaser has not employed any real estate broker, agent or finder in connection with this Agreement, other than **Susanne Flynn**, an agent of **Flynn Realty** and (collectively, "*Co-Broker*"). Purchaser shall indemnify and hold Seller harmless from and against any and all liabilities, losses, costs, damages and expenses (including attorneys' fees and expenses and costs of litigation) that Seller may suffer or incur because of any claim by any broker, agent or finder, whether or not meritorious, for any compensation with regard to this transaction arising out of any acts or contracts of Purchaser, other than the Co-Broker named above. Notwithstanding any other provision herein, the provisions of this Section shall survive Closing or termination of this Agreement for any reason. Purchaser acknowledges that Purchaser previously received the Confirmation of Agency Status required under Tenn. Code Ann. § 62-13-405.

11. NO RELIANCE. Purchaser acknowledges that it has not relied upon the advice or representations, if any, of Seller or Seller's salespersons or other agents with regard to the legal and tax consequences of this Agreement or the terms and conditions of any proposed financing of the purchase of the Property. Purchaser acknowledges that if such matters are of concern to Purchaser, Purchaser must obtain independent, professional advice regarding them.

12. WOOD INFESTATION REPORT. At the time of Closing, Seller shall provide Purchaser with a letter or a soil treatment report

from a pest-control company licensed in Tennessee certifying that the Lot has been treated within one (1) year of the date of Closing for subterranean termite infestation. If required by Purchaser's lender, Purchaser may obtain at Purchaser's own expense a Wood Infestation Report performed by a pest-inspection company licensed in Tennessee.

13. HAZARDOUS SUBSTANCES. Purchaser acknowledges that Seller makes no representation or warranty with respect to the presence or absence of toxic waste, radon, hazardous materials or other undesirable substances on the Property. SELLER HEREBY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY FOR THE PRESENCE OF ANY SUCH SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY.

14. WARRANTIES AND DISCLAIMER.

a. Ten-Year Limited Warranty. Seller shall provide Buyer with a written, ten-year limited warranty on the House administered by Residential Warranty Corporation ("*RWC*") which shall be effective as of the Closing Date. The terms and conditions of, and exclusions from, the ten-year limited warranty shall be as set forth in that document published by RWC entitled, "LIMITED WARRANTY, 10 YEAR LIMITED WARRANTY FOR NEW HOMES," and referred to herein as the "*Limited Warranty*." At Closing, Seller shall deliver to Buyer the actual Limited Warranty for the House, to be validated by RWC after Closing.

b. Manufacturers' Warranties. At Closing, Seller shall assign to Purchaser all warranties, expressed or implied, which are given by the manufacturer of any appliance or product installed in the House.

c. Disclaimer and Limitation on Seller's Liability. THE LIMITED WARRANTY GIVEN TO PURCHASER BY SELLER PURSUANT TO SUBSECTION 14a ABOVE IS TO THE EXCLUSION OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, AND SELLER HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF HABITABILITY, MERCHANTABIITY OR FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER REGARDING THE PAST, PRESENT OR FUTURE CONDITION OR USE OF ANY LANDS OR AREAS SURROUNDING THE PROPERTY OR IN THE VICINITY OF THE PROPERTY. AFTER CLOSING, SELLER SHALL HAVE NO LIABILITY OR OBLIGATION TO PURCHASER OF ANY NATURE WHATSOEVER EXCEPT AS PROVIDED IN THIS SECTION 14 OF THIS AGREEMENT, IN SECTION 9(d) ABOVE AND IN SELLER'S DEED TO PURCHASER. EXCEPT AS OTHERWISE PROVIDED IN THE LIMITED WARRANTY, SELLER SHALL NOT BE LIABLE FOR ANY REASON, UNDER ANY CIRCUMSTANCES, TO PURCHASER OR ANYONE CLAIMING THROUGH PURCHASER FOR MONETARY DAMAGES OF ANY KIND, INCLUDING SECONDARY, CONSEQUENTIAL, PUNITIVE, GENERAL, SPECIAL, OR INDIRECT DAMAGES.

	JT	AH
	JT	AH
Initials	Buyer	Seller

15. MANDATORY BINDING ARBITRATION. PURCHASER AND SELLER SHALL SUBMIT TO BINDING ARBITRATION ANY AND ALL DISPUTES WHICH MAY ARISE BETWEEN THEM REGARDING THIS AGREEMENT AND/OR THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY DISPUTES REGARDING: (A) SELLER'S CONSTRUCTION AND DELIVERY OF THE HOUSE; (B) SELLER'S PERFORMANCE UNDER ANY PUNCH LIST OR INSPECTION AGREEMENT; AND (C) THE LIMITED WARRANTY PURSUANT TO SECTION 14 ABOVE. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED. THE PROCEEDING SHALL BE CONDUCTED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND TO THE EXTENT POSSIBLE, UNDER RULES WHICH PROVIDE FOR AN EXPEDITED HEARING. THE FILING FEE FOR THE ARBITRATION SHALL BE PAID BY THE PARTY FILING THE ARBITRATION DEMAND, BUT THE ARBITRATOR SHALL HAVE THE RIGHT TO ASSESS OR ALLOCATE THE FILING FEES AND ANY OTHER COSTS OF THE ARBITRATION AS A PART OF THE ARBITRATOR'S FINAL ORDER. THE ARBITRATION SHALL BE BINDING AND FINAL, AND EITHER PARTY SHALL HAVE THE RIGHT TO SEEK JUDICIAL ENFORCEMENT OF THE ARBITRATION AWARD. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, ANY DISPUTES ARISING UNDER THE LIMITED WARRANTY SHALL BE MEDIATED, ARBITRATED AND/OR JUDICIALLY RESOLVED PURSUANT TO THE TERMS, CONDITIONS, PROCEDURES AND RULES OF THAT WARRANTY PROGRAM. NOTWITHSTANDING THE FOREGOING, SELLER SHALL HAVE THE RIGHT TO INTERPLEAD ALL OR ANY PART OF THE EARNEST MONEY INTO A COURT OF COMPETENT JURISDICTION AS PROVIDED FOR IN SECTION 4 HEREIN. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION. NOTWITHSTANDING THE FOREGOING, THE ARBITRATION PROVISIONS OF THIS SUBSECTION (B) SHALL NOT APPLY IN THE EVENT THAT THE DISPUTE RELATES TO A DEFAULT BY THE SELLER UNDER SECTION 16(F) OF THIS AGREEMENT.

BY AFFIXING THEIR INITIALS HERETO, PURCHASER(S) ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTAND, AND AGREE TO THE ARBITRATION PROVISION:

JT AH
JT AH
Initials Buyer Seller

16. CLOSING. The following shall constitute the "*Closing*": (i) receipt by the settlement agent of all funds necessary to close the transaction, (ii) receipt by the settlement agent of the fully executed Deed for immediate recording in the office of the clerk of court or register of deeds, as applicable, (iii) execution of the Closing Disclosure by Purchaser, Seller and the settlement agent, and (iv) payment to Seller of the net proceeds of sale due to Seller. The date on which the Closing Disclosure is executed by all parties is referred to herein as the "*Closing Date*." Closing shall not be complete until Seller has received full payment of the Purchase Price. Keys to and possession of the Property will not be delivered to Purchaser until the Closing is complete. Closing shall be scheduled and conducted as follows:

a. Closing Date. The parties estimate that the Closing will take place on or before **6/20/2026**. Seller shall notify Purchaser of the final date and time of Closing at least three (3) business days in advance. Purchaser's failure to close on the final closing date set by Seller shall constitute a material breach of this Agreement by Purchaser. In addition to and without waiving any rights and remedies which Seller shall have pursuant to Section 18 below, Seller, at Seller's option, may extend the Closing Date; provided that Seller shall retain the right to terminate this Agreement and to retain Purchaser's Earnest Money and option money (if any) at any time prior to actual Closing. Subject only to the provisions of Section 27 below, Closing shall occur no later than that date which is two (2) years after the date that Purchaser signs this Agreement. If the Closing has not occurred by or before that date which is two (2) years after the date that Purchaser signs this Agreement, this Agreement shall automatically terminate.

b. Exchange at Closing. At Closing, Seller shall deliver to Purchaser the Deed for the Property, a certificate of occupancy for the house located on the Property issued by the applicable governmental authority, and, if applicable, a certificate of final approval by the FHA or VA. At Closing, Purchaser shall pay to Seller the Purchase Price in full.

c. Place of Closing. Closing shall take place at the office of a closing agent to be selected by Purchaser in Tennessee, or at such other place as the parties may agree in advance. The closing agent selected by Purchaser must handle the entire Closing, including both seller and purchaser sides of the Closing, and including, without limitation, preparation of the Deed, preparation and filing of the notice of completion, and preparation of all other necessary or customary closing documents.

d. Closing Costs. At Closing, Seller shall pay for preparation of the Deed and the preparation and filing of the notice of completion. Except as may be prohibited by FHA or VA regulations, Purchaser shall pay for all other costs related to the Closing, including but not limited to any property transfer tax imposed by the State of Tennessee, the cost of any title search and title policy premiums, and all costs incurred by Purchaser in financing its purchase of the Property.

e. Prorations. All real property taxes for the current year, homeowner association dues and assessments for the current assessment period (but not homeowner association capital assessments due at or after the Closing) and hazard insurances premiums (if applicable), shall be prorated as of the Closing Date, using the most accurate information available on the Closing Date.

f. Completion of House. If the House is not Complete at the time that the Purchaser signs this Agreement, Seller shall Complete the House within 2 years after the date that the Purchaser signs this Agreement, subject to extensions for circumstances reasonably beyond Seller's control as determined by Tennessee law. For purposes of this subsection (f), "Complete" means that the House is ready for occupancy by Purchaser, has all necessary and customary utilities extended to it, and a certificate of occupancy has been issued. Notwithstanding any provision in this Agreement to the contrary, including but not limited to Section 18(b), nothing herein shall limit Purchaser's remedies if Seller defaults under this subsection (f).

17. UTILITIES AND PERSONAL PROPERTY. Purchaser shall transfer all utilities into Purchaser's name within three (3) business days after Closing. Purchaser shall not move any personal property onto the Property prior to Closing.

18. DEFAULT; REMEDIES. The remedies specified below shall be the sole and exclusive remedies available to the parties in the event of breach of this Agreement prior to Closing or termination of this Contract, and shall be to the exclusion of all other remedies at law or in equity.

a. Purchaser's Default. If Purchaser defaults on any of its obligations hereunder prior to Closing or termination of this

Contract, Seller's sole and exclusive remedy shall be to terminate this Agreement by written notice to Purchaser; whereupon, Seller shall retain all Earnest Money and Option Money (if any) deposited by Purchaser as liquidated damages. Thereafter, neither party shall have any further liability or obligation to the other hereunder.

b. Seller's Default. If Seller defaults on any of its obligations hereunder prior to Closing or termination of this Contract, Purchaser's sole and exclusive remedy shall be either: (a) to terminate this Agreement by written notice to Seller, whereupon Purchaser shall be entitled to recover all Earnest Money and Option Money (if any) deposited by Purchaser, or (b) to seek specific performance of this Agreement by serving written notice of default on Seller and by instituting mandatory binding arbitration of Purchaser's claim of default and demand for specific performance in accordance with Section 15 above. Notwithstanding the foregoing, nothing in this subsection (b) shall limit the Purchaser's remedies in the event that Seller defaults under Section 16(f) of this Agreement.

c. Post-Closing and Post-Termination Remedies. Notwithstanding subsections a and b above, from and after the Closing or any termination of this Contract, each party shall have the right to pursue its actual (but not consequential or punitive) damages against the other party for breach of any covenant or agreement contained herein that expressly survives the Closing or termination of this Contract.

19. TIME/DATE. The Effective Date of this Agreement shall be the date of signing of this Agreement by Seller. **Time is of the essence** as to the occurrence of all events, the satisfaction of all conditions and the performance of all obligations hereunder.

20. RESTRICTIVE COVENANTS; HOMEOWNERS ASSOCIATION. Purchaser acknowledges receipt of a copy of that certain declaration of covenants, conditions and restrictions for **Clearwater Springs** Subdivision, together with all amendments thereto (collectively, the "*Declaration*"). Purchaser acknowledges that the Property is subject to the Declaration and that, upon purchase of the Property, Purchaser shall personally be subject to all the provisions of the Declaration, including but not limited to provisions requiring membership in and payment of assessments to any homeowners association for the Subdivision (the "*Association*"). Purchaser further acknowledges that the current regular assessment due to the Association is $ 400.00 Yearly. Purchaser acknowledges that, in addition to the regular assessment, Purchaser shall be required to pay an initial fee or assessment to the Association at Closing in the amount of $ 500.00. PURCHASER FURTHER ACKNOWLEDGES THAT THE DECLARATION MAY BE AMENDED FROM TIME TO TIME AS PROVIDED THEREIN, AND THAT THE AMOUNTS TO BE PAID BY PURCHASER TO THE ASSOCIATION ARE SUBJECT TO CHANGE AT ANY TIME. The Lot ◉ IS / ○ IS NOT located within a planned unit development as defined in Tenn. Code Ann. § 66-5-213.

21. SUCCESSORS AND ASSIGNS; INTERPRETATION. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, successors, administrators, executors and assigns. Purchaser shall not have the right to assign Purchaser's interest in this Agreement. As required by context herein, the singular shall include the plural, and the neuter shall include the masculine and the feminine.

22. ENTIRE AGREEMENT; AMENDMENT. This document contains the sole and entire agreement between the parties hereto with regard to the Property. All prior discussions have been merged into this Agreement. No representation, statement, promise or inducement shall be binding upon either party hereto unless specifically stated in this Agreement. This Agreement may not be modified except by a writing signed by both parties.

23. SEVERABILITY. If any provision of this Agreement shall be declared invalid or unenforceable by laws applicable thereto, or unenforceable as to certain parties, then the performance of such provision shall be excused by the parties hereto and the remaining provisions of this Agreement shall remain in full force and effect.

24. NO-WAIVER. Any failure or delay of Purchaser or Seller to enforce any term of this Agreement shall not constitute a waiver of such term, it being explicitly agreed that such a waiver must be specifically stated in a writing delivered to the other party in compliance with Section 28 below. Any such waiver by Purchaser or Seller shall not be deemed to be a waiver of any other breach or of a subsequent breach of the same or any other term.

25. ADDENDA AND EXHIBITS.

a. Addenda. The following Addenda are attached hereto and incorporated herein:

☑ (1) Addendum 1, BRICA

☑ (2) Addendum 2, SELECT ONE:

☐New Construction

☐New Construction (*Express Homes*)

☑Construction in Progress

☐Construction Completed

☑Addendum 3, Current Residence Contingency Addendum

☑Addendum 4, Co-Broker Addendum

☑Addendum 5, Alternative Incentive Addendum

☑Addendum 6, Special Stipulations

☐Addendum 7, Model House

☑Addendum 8, Disclosure of Impact Fees or Adequate Facilities Taxes

☐USAA Member Addendum

☑Subdivision-specific addenda

b. Exhibits. The following Exhibits are attached hereto and incorporated herein:

(1) Exhibit A, Home Options

(2) Exhibit B, Tennessee Residential Property Condition Exemption Notification

(3) Exhibit C, Stages of Construction matrix

(4) Exhibit D, Included Features

26. NOTICE. Except when specifically provided otherwise herein**,** any notices required to be given hereunder must be in writing. Notice shall be deemed delivered upon receipt or refusal if deposited in the United States Mail, Certified Mail, Return Receipt Requested, postage prepaid, properly addressed to the party to be served. Notice shall also be deemed given if delivered to the address for service of notice shown below by Federal Express, UPS or other nationally recognized overnight carrier service, with no signature or receipt required. Notice to Purchaser also shall be deemed given if delivered to the email address for service of notice shown under Purchaser's signature. Each party warrants that its correct mailing address for service of notice is shown below. Purchaser warrants that its correct telephone number and email address are shown below. A party may change its address for service of notice by giving the other party written notice of the change of address.

27. EXCUSED DELAYS. Notwithstanding any other provision herein, if Seller is delayed in performing any of its obligations hereunder or meeting any specified completion dates by labor disputes, fire, delays in deliveries, adverse weather conditions, unanticipated damage to or destruction of the Property, governmental controls or moratoria, acts of God or any other causes beyond Seller's reasonable control, then the time-period specified herein for performance of such obligation and/or meeting such completion date shall be extended a sufficient number of working days to enable and allow Seller to perform and/or complete the obligation. Notwithstanding the foregoing, nothing in this Section 27 shall be construed as limiting the Seller's obligations under Section 16(f) of this Agreement.

28. OFFER. This instrument shall be regarded as an offer by the first party to sign until fully executed by both parties, at which time it shall become binding on both parties.

29. ELECTRONIC SIGNATURES AND TRANSMISSIONS. This Agreement may be executed by electronic means via DocuSign. Such signatures shall be deemed to constitute originals for all purposes hereunder. In addition, if either party transmits executed documents in electronic format via facsimile or email, then the other party may rely upon such documents as if they were executed originals.

30. FAIR HOUSING AND EQUAL OPPORTUNITY. The Property is being sold without regard to race, color, sex, religion, disability, marital status, familial status, sexual orientation, age, ancestry or national origin.

WHEN SIGNED BY BOTH PARTIES, THIS DOCUMENT WILL BECOME A BINDING CONTRACT IMPOSING LEGALLY ENFORCEABLE OBLIGATIONS UPON YOU. SELLER'S SALES REPRESENTATIVE DOES NOT HAVE AUTHORITY TO EXECUTE THIS CONTRACT ON BEHALF OF SELLER OR OTHERWISE BIND SELLER. IF YOU DO NOT FULLY UNDERSTAND THIS DOCUMENT OR IF YOU DO NOT FEEL IT MEETS YOUR NEEDS, YOU SHOULD CONSULT A TENNESSEE REAL ESTATE ATTORNEY BEFORE SIGNING IT.

IN WITNESS WHEREOF, the parties hereto have executed this Home Purchase Agreement on the dates indicated below.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns — Jun 20, 2025

Buyer: Arrived Holdings, LLC — Date

<u>Purchaser's Current Mailing Address</u>:
1 West Mountain St
Fayetteville, Arkansas 72701
US
Purchaser's Home Phone:
Mobile Phone: <u>6153640948</u>
Work Phone:
Purchaser's Email: <u>acquisitions@arrived.com</u>

<u>Co-Buyer's Current Mailing Address</u>:
,
Co-Buyer's Home Phone:
Mobile Phone:
Work Phone:
Co-Buyer's Email:

SELLER:

D.R. Horton, Inc.

Adam Hylton
Adam Hylton (Jun 24, 2025 14:59 EDT) — Jun 24, 2025

Adam Hylton
D.R. Horton Officer — Date

<u>Seller's Address</u>:
1431 Centerpoint Blvd
Suite 110
Knoxville, Tennessee 37932

For Internal Purposes Only:
Seller's Sales Representative:

Devin N Sturgill
Devin N Sturgill (Jun 20, 2025 10:57 EDT) — Jun 20, 2025

Sales Rep: Devin Noel Sturgill — Date

D·R·HORTON®
America's Builder

ADDENDUM 1
BUILDER'S REFERRAL INCENTIVES AND CONTRIBUTIONS ADDENDUM

This **ADDENDUM** is attached to and made a part of that Home Purchase Agreement between **D.R. Horton, Inc.**, as Seller, and **Arrived Holdings, LLC**, as Purchaser (the "Purchase Agreement"), regarding that parcel of real estate located in **WASHINGTON** County, Tennessee, briefly described as Lot **0068**, **Clearwater Springs**, and referred to in the Purchase Agreement as the "Lot." All terms defined in the main text of the Purchase Agreement shall have the same meanings when used in this Addendum. This Addendum, together with the Purchase Agreement, constitutes the sole and entire agreement between Seller and Purchaser with regard to any incentives, allowances, adjustments, credits, discounts, rebates or other contributions of any kind or amount (collectively, the "Referral Incentives and Contributions") made, or to be made, by Seller to Purchaser in connection with Seller's referral of Purchaser to SELLER'S PREFERRED MORTGAGE LENDER(S) DESCRIBED BELOW ("PREFERRED LENDER"), and there are no agreements regarding such Referral Incentives and Contributions, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum. In the event of any conflict between the terms and provisions of this Addendum and the terms and provisions of the main text of the Purchase Agreement, the terms and provisions of this Addendum shall control.

Purchaser acknowledges receipt of that document entitled "Notice of Seller's Business Affiliations" (the "Affiliation Notice"), and Purchaser confirms its understanding that Seller has an affiliation with DHI Mortgage Company, Ltd. ("DHI Mortgage") and that Purchaser is not required to use this affiliated company or any Preferred Lender (described below) as a condition of Purchaser's purchase of the Property. The parties state, acknowledge and agree as follows:

1. Seller shall provide for the benefit of Purchaser the Referral Incentives and Contributions listed in Section 2 below, **provided that** Purchaser chooses to use PREFERRED LENDER to finance the purchase of the Property and **provided that each and all of the following occur**:

   a. Purchaser applies to PREFERRED LENDER for a mortgage loan to finance the purchase of the Property within the timeframe required under Section 2(b) of this Purchase Agreement;

   b. Purchaser's loan application is approved by PREFERRED LENDER, and PREFERRED LENDER actually funds the loan and finances the purchase of the Property; and

   c. Purchaser closes on the purchase of the Property on or before the final date and time for Closing set by Seller pursuant to subsection 16a of the Purchase Agreement.

2. Provided that all the above conditions are satisfied and met in a timely manner, Purchaser shall be entitled to a contribution from Seller towards Purchaser's closing costs in an amount up to **$6,000.00**. This contribution, up to the applicable limit, shall be applied against closing fees / costs actually charged to Purchaser, in the following order (as applicable): Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Processing Fee, Upfront Unfinanced Mortgage Insurance (Conventional Financing Only), Discount Points (if applicable).

If any of the maximum amount of contribution remains unapplied after payment of all of the above listed closing costs, then the remainder shall be applied against other usual and customary closing costs actually charged to Purchaser by other settlement service providers. Notwithstanding the foregoing: (i) any contribution by Seller to Purchaser's closing costs shall be subject to Purchaser's loan program and any lender guidelines or restrictions, (ii) no portion of the maximum amount of contribution may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to Purchaser, and (iii) any unapplied portion of the maximum amount of contribution shall be forfeited by Purchaser.

3. Preferred Lender. The preferred lender relating to this Builder's Referral Incentive and Contributions Addendum is DHI Mortgage. More information regarding DHI Mortgage is available at: www.dhimortgage.com.

Purchaser's decision to use any lender other than PREFERRED LENDER will not affect any concessions, incentives or discounts offered by Seller for the purchase of the Property other than the closing cost contributions described in Section 2 above.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

Purchaser:		**Seller:**	
		D.R. Horton, Inc.	
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns (Jun 20, 2025 08:08 PDT)	Jun 20, 2025	Adam Hylton Adam Hylton (Jun 24, 2025 14:59 EDT)	Jun 24, 2025
Buyer: Arrived Holdings, LLC	Date	Adam Hylton D.R. Horton Officer	Date

ADDENDUM 2
CONSTRUCTION IN PROGRESS

This Addendum is attached to and made a part of that Home Purchase Agreement (the "*Agreement*") between **Arrived Holdings, LLC**, as Purchaser, and **D.R. Horton, Inc.**, as Seller, regarding that parcel of land located in **WASHINGTON** County, **WASHINGTON**, briefly described as Lot **0068**, **Clearwater Springs** Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows:

1. CONSTRUCTION OF HOUSE. Prior to Closing, Seller shall complete construction of a ⦿ single-family detached / ○ townhouse residence (the "*House*") on the Lot. Seller shall not be required to recommence or continue construction of the House unless and until: (a) the Loan has been approved by Purchaser's lender to Seller's satisfaction; (b) Purchaser has paid all amounts then due to Purchaser's lender and to Seller; (c) all contingencies to Purchaser's performance hereunder have been satisfied or removed to Seller's satisfaction; and (d) Purchaser has completed its selection of all colors and options for the House.

2. HOUSE PLAN. Seller shall construct the House according to the **Robie** Plan, Elevation **B-3**, including those options and features listed on Exhibit A to this Agreement, ⦿ on a slab / ○ over a basement (the "*Base Plan*"). Seller's obligation to construct the House shall be contingent on Seller's ability: (a) to place the House on the Lot without obtaining variances from any set-backs or other dimensional requirements, and (b) to construct the House on the Lot without incurring abnormal costs for foundation, slab or structural support walls. If Seller determines that either of these contingencies cannot be satisfied to Seller's satisfaction, then Seller may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money and the Option Money (if any) shall be refunded to Purchaser. Seller shall determine the placement and orientation of the House on the Lot in Seller's sole discretion. Purchaser acknowledges that the House shall be handmade and unique, and that although the House shall be based on the Base Plan, variations from the Base Plan will occur. Seller shall not be responsible for such variations from the Base Plan. Purchaser also acknowledges that brochures, collateral and marketing materials, models and displays used by Seller's sales agents are for general illustrative purposes only, and are not to be relied upon as representations of actual locations, dimensions, specifications or finished products. Subject only to the provisions of 9.d and 14 of this Agreement, Closing shall constitute acceptance of the House by Purchaser AS BUILT, and Purchaser hereby waives any right to object to any variation in construction from the Base Plan after Closing. Purchaser further acknowledges and agrees that Seller may remove or retain any trees and other vegetation currently existing on the Property if, in Seller's sole discretion, Seller determines that such removal or retention is necessary or desirable in connection with the development of the Property or the Subdivision.

3. HEATING AND AIR CONDITIONING. The House shall be adequately and efficiently heated and air-conditioned with equipment having at least the minimum specifications for the House as established by Load Calculations, Manual J and applicable Construction Codes. The clothes dryer shall vent to the outside.

4. INSULATION. Insulation shall be installed in the House to at least the following minimum standards**:** (a) exterior walls, excluding exterior garage walls, to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13; (b) ceilings below attic areas to be insulated with BLOWN insulation to a thickness of 13 inches which will, according to the manufacturer, yield an R-value of 30; (c) vaulted ceilings to be insulated with BATT insulation to a thickness of 6 1/4 inches which will, according to the manufacturer, yield an R-value of 19; and (d) floor overhangs to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13.

5. CHANGES; OPTION MONEY. Purchaser acknowledges that all selections of and changes to options for the House will be subject to the Stages of Construction exhibit attached to the Agreement. After the execution of this Agreement, Seller may (but shall not be obligated to) allow changes to the options to be included in the House. Options available for inclusion in the House may be limited, in Seller's sole discretion, based on the stage of construction of the House as of the Effective Date of the Agreement. If Purchaser requests a change to the options and Seller agrees to the change, Purchaser shall pay to Seller a Change Fee in the amount of Two Hundred Fifty Dollars ($250.00) for each such change at the time the request is approved by Seller. Any Change Fee paid shall be nonrefundable and shall not be credited against the Purchase Price. Any changes shall not be effective unless evidenced by a written amendment to this Agreement. Purchaser acknowledges that any such changes to the House may affect the timing of completion of the House. If the total cost of all options chosen by Purchaser exceeds **Ten Thousand Dollars and 00/100 ($10,000.00)**, then Purchaser shall pay to Seller, at the time of execution of the applicable amendment, the full amount of that excess as "Option Money." Such payment, and any and all future payments made by Purchaser for options in advance of Closing, are collectively referred to in this Agreement as "*Option Money*." Option Money paid to Seller shall not be held in escrow, and shall be nonrefundable to Purchaser, except in the event of material breach of this Agreement by Seller or as otherwise provided in this Agreement. At Closing, all Option Money previously paid to Seller shall be credited to Purchaser against the Purchase Price. Failure by Seller to install any feature or option in the House shall not constitute a breach of this Agreement by Seller, and Purchaser shall have no rights or remedies resulting from such failure except the right to a credit at Closing for the omitted item. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller.

6. COMPLETION. Subject to the contingencies stated herein, Seller shall complete construction of the House prior to Closing. Seller shall construct the House according to all applicable governmental codes and regulations. Seller reserves the right to substitute materials or items to be used in the construction of the House with materials or items of equal or comparable value. Construction of the House shall be deemed complete when a certificate of occupancy is issued for the House by the applicable governmental authority. Seller shall deliver the completed House to Purchaser at Closing in "broom-clean" condition, ready to occupy. The House and Lot shall be free of all trash and debris.

7. PURCHASER'S INQUIRIES. Purchaser shall direct all inquiries and questions to Seller's on-site associate. The on-site associate will provide Purchaser with timely responses; however, the associate does not and shall not have authority to change the terms of this Agreement in any manner. This Agreement may be changed or modified only by a written amendment duly executed by both Purchaser and Seller. Purchaser acknowledges that Seller's sales associates, superintendents, closing staff, warranty staff and other employees **do not** have authority to modify this Agreement. Only an authorized corporate officer of Seller may modify this Agreement on Seller's behalf.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns — Jun 20, 2025

Buyer: Arrived Holdings, LLC — Date

SELLER:

D.R. Horton, Inc.

Adam Hylton
Adam Hylton (Jun 24, 2025 14:59 EDT) — Jun 24, 2025

Adam Hylton — Date

D.R. Horton Officer

For Internal Purposes Only:
Seller's Sales Representative:

Devin N Sturgill
Devin N Sturgill (Jun 20, 2025 10:57 EDT) — Jun 20, 2025

Sales Rep: Devin Noel Sturgill — Date

ADDENDUM 3
CURRENT RESIDENCE CONTINGENCY

This Addendum is attached to and made a part of that Home Purchase Agreement (the "*Agreement*") between **Arrived Holdings, LLC**, as Purchaser, and **D.R. Horton, Inc.** as Seller, regarding that parcel of land located in **WASHINGTON** County, Tennessee, briefly described as Lot **0068**, **Clearwater Springs**, and referred to in the Agreement as the "*Lot*." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows:

1. CONTINGENCY. The subsection checked below shall apply:

◉ **a. No Contingency.** Purchaser agrees and acknowledge that Purchaser's performance of its obligations under this Agreement shall not be contingent upon the sale of Purchaser's current or former residence or any other property

○ **b. Contingency to Close Sale of Current Residence.** Purchaser's performance of its obligations under this Agreement shall be contingent upon the closing of Purchaser's sale of certain real property owned by Purchaser identified below (the "*Current Residence*"). The contingency described in the foregoing sentence is referred to in this Addendum as the "*Contingency*." In the event the Contingency is not satisfied or waived in writing by Purchaser on or before the deadline stated below (the "*Contingency Deadline*"), either party may terminate this Agreement upon written notice to the other. In such event, the Earnest Money shall be refunded to Purchaser, the Option Money, if any, shall be retained by Seller, and neither party shall have any further liability or obligation to the other hereunder.

Current Residence: _______________,

__________, ____,

Contingency Deadline: **08/19/2025**

2. PURCHASER'S WARRANTIES. If Section 1(b) above is checked, Purchaser represents and warrants as follows:

a. Purchaser warrants that the Current Residence is currently listed for sale (or will be listed within 5 business days of the Effective Date) with a reputable real estate brokerage licensed to do business in the state and county in which it is located, and that the Current Residence is listed by that brokerage firm in the authorized multiple listing service used by real estate agencies in the community in which it is located. Purchaser warrants that it shall maintain these listings of the Current Residence until it is sold or this Agreement is terminated.

b. Purchaser warrants that there ☐**IS** / ☑**IS NOT** a fully executed contract currently in effect for the sale of Purchaser's Current Residence.

c. Purchaser warrants that, except for the Contingency, this Agreement is not contingent upon the closing of a sale of any property owned by Purchaser and that, at the time of Closing, Purchaser will have sufficient cash available (together with the Loan) to complete the purchase of the Property contemplated in the Agreement. In the event the Purchaser does not have sufficient cash available at Closing or cannot obtain financing without closing on the sale of another property, Seller may terminate this Agreement upon written notice to Purchaser. In such event, Seller shall retain the Earnest Money and the Option Money, if any, and thereafter neither party shall have any further liability or obligation to the other hereunder.

3. EXPIRATION OF CONTINGENCY. Notwithstanding any other provision herein, if this Agreement has not been previously terminated, the Contingency shall automatically expire on the date that is ten (10) days after the Contingency Deadline and thereafter shall not be a condition to Purchaser's obligation to close on the purchase of the Property. FROM AND AFTER THAT DATE, PURCHASER SHALL NOT HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FOR FAILURE OF THE CONTINGENCY TO BE MET OR SATISFIED.

4. TERMINATION BY SELLER. Purchaser acknowledges that Seller shall continue to market the Property so long as the Contingency remains in effect. If Seller receives a bona fide offer to purchase the Property from a third party during such period, then Seller shall notify Purchaser that it has received such offer. Purchaser shall then have forty-eight (48) hours from receipt of such

notice to notify Seller that Purchaser waives the contingency to Purchaser's performance stated in this Addendum, in which event the contingency shall become void and have no further force or effect. If Purchaser does not so notify Seller within that time period, then Seller may terminate this Agreement upon written notice to Purchaser, in which event Seller shall refund all Earnest Money to Purchaser, Seller shall retain all Option Money, if any, and thereafter neither party shall have any further liability or obligation to the other under this Agreement.

5. CONFLICT. In the event of any conflict between the terms and provisions of the main text of this Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

Purchaser:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns — Jun 20, 2025

Buyer: Arrived Holdings, LLC — Date

Seller:
D.R. Horton, Inc.

Adam Hylton
Adam Hylton (Jun 24, 2025 14:59 EDT) — Jun 24, 2025

Adam Hylton — Date

D.R. Horton Officer

Sales Rep:

Devin N Sturgill
Devin N Sturgill (Jun 20, 2025 10:57 EDT) — Jun 20, 2025

Sales Rep: Devin Noel Sturgill — Date

ADDENDUM 4

CO-BROKER ADDENDUM / COMMISSION AGREEMENT

Seller:	**D.R. Horton, Inc.**
Purchaser(s):	**Arrived Holdings, LLC**
Property:	**341 Arrowhead Drive, JOHNSON CITY, TN 37601**
	Lot **0068**, Block/Phase , **Clearwater Springs** Subdivision
Real Estate Agency:	**Flynn Realty**
Sales Agent:	**Susanne Flynn**
Real Estate Broker:	
Agency Address:	**1057 Avery Trace Circle, Hendersonville, Tennessee 37075**

This Co-Broker Addendum / Commission Agreement ("*Addendum*") is being provided pursuant to the Home Purchase Agreement ("*Agreement*") by and between Seller and Purchaser, for the purchase and sale of the above-referenced Property. Capitalized terms not otherwise defined herein shall have the same means as ascribed to them in the Agreement. If any term or condition of this Addendum conflicts with any term or condition of the Agreement, the terms and conditions of this Addendum shall prevail.

1. **Commission**. Purchaser hereby identifies and designates the above named Sales Agent, Real Estate Broker and Real Estate Agency, collectively, as "Co-Broker," as provided in Section 10 of the Agreement. Subject to the terms and provisions of the Agreement and this Addendum, and provided that Closing actually occurs, Seller will pay to Co-Broker a real estate sales commission at Closing in the percent of **3.50%** (the "*Commission*"). For the purposes of this Addendum, the term "Commission" is intended to include all commissions, incentives and bonuses, if any, to be received by Co-Broker in connection with the purchase and sale of the Property pursuant to the Agreement. No commission of any kind shall be earned or due unless and until Closing occurs. Co-broker's Commission shall be subject to limitations, if any, on total broker commission imposed by Purchaser's lender. The Commission must be paid at Closing and must be shown on the closing disclosure. Co-Broker acknowledges and agrees that no payment by Co-Broker or any other party of any portion of the Commission shall be made directly to, or indirectly on behalf of, Purchaser or any other interested and/or related party, and that no part of the Commission will be used to pay Purchaser costs associated with the purchase and sale of the Property. **NOTWITHSTANDING THE FOREGOING, IN NO EVENT WILL SELLER PAY A COMMISSION IN EXCESS OF THE MAXIMUM AMOUNT SET FORTH IN THE BUYER-BROKER AGREEMENT (AS DEFINED BELOW).**

2. **Bonus Commission**. The subsection checked below shall apply:

   ⦿ No bonus commission shall be due or paid.

   OR

   ○ If Closing occurs on or before , then, at Closing, the Co-Broker shall be paid an additional, bonus commission in the amount specified in the sub-subsection checked below:

   ☐**$0.00**

   AND/OR

   ☐___**%** of the Purchase Price.

3. **Buyer-Broker Agreement.** Co-Broker and Purchaser have entered into a written compensation agreement (the "Buyer-Broker Agreement"). Co-Broker hereby represents to Seller that, to the knowledge of Co-Broker, the Buyer Broker Agreement complies with all applicable real estate brokerage laws, rules and guidelines.

4. **Commissions are not set by law and are fully negotiable.**

5. **Certification Regarding Buyer Inducements**. With regard to the Commission (as defined in Addendum 4), Co-Broker hereby acknowledges and certifies that it WILL NOT pay to Purchaser all or any part of the Commission at Closing or give any other form of incentive to Purchaser to close the purchase transaction contemplated in the Agreement. Co-Broker acknowledges and agrees that no payment or other incentive by Co-Broker or any other party of any portion of the Commission will be made or given directly to, or indirectly on behalf of, Purchaser or any other interested and/or related party, and that no part of the Commission will be used to pay Purchaser costs associated with the purchase and sale of the Property. In the event that Co-Broker decides at a later date to pay any portion of the Commission to Purchaser or otherwise give Purchaser any incentive to close this purchase transaction, Co-Broker agrees to execute an amendment to the Agreement to disclose the terms of such shared commission or incentive in order to create transparency with regard to such incentive and how it affects the purchase transaction contemplated in the Agreement. Co-Broker acknowledges that Seller is relying on this Certification as verification of whether any payment of any portion of the Commission or other incentive to Purchaser is to be made or given in connection with this transaction.

6. **Real Estate Certification**. Purchaser, Seller, and Co-Broker involved in the sales transaction certify as follows:

   a. The terms and conditions of the Agreement are true, to the best of their knowledge and belief; and
   b. Any other agreement entered into by any parties in connection with the subject real estate transaction is part of, or attached to, the Agreement.

7. **Warranty of Authority**. The undersigned Sales Agent (or other person signing on behalf of Co-Broker) represents and warrants that he or she has the requisite authority to bind Co-Broker, including the above-named Real Estate Broker and Real Estate Agency as to all matters addressed in this Addendum and to modify any existing commission agreement with respect to the Agreement and under which Co-Broker may be entitled to receive a Commission.

SELLER:
D.R. Horton, Inc.

Adam Hylton
Adam Hylton (Jun 24, 2025 14:59 EDT) — Jun 24, 2025

Adam Hylton — Date

D.R. Horton Officer

For Internal Purposes Only:

SELLER'S SALES REP:

Devin N Sturgill
Devin N Sturgill (Jun 20, 2025 10:57 EDT) — Jun 20, 2025

Sales Rep: Devin Noel Sturgill — Date

CO-BROKER:

Susanne Flynn
Susanne Flynn (Jun 20, 2025 10:21 CDT) — Jun 20, 2025

Broker Agent: Susanne Flynn — Date

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns — Jun 20, 2025

Buyer: Arrived Holdings, LLC — Date

ADDENDUM 5

ALTERNATIVE INCENTIVE ADDENDUM

This ADDENDUM is attached to and made a part of that Home Purchase Agreement between D.R. Horton, Inc., as Seller, and **Arrived Holdings, LLC**, as Purchaser (the "Agreement"), regarding that parcel of real estate located in **WASHINGTON** County, Tennessee, briefly described as Lot **0068**, **Clearwater Springs** Subdivision, and, together with all improvements thereon an rights and privileges appurtenant thereto, referred to in the Agreement as the "Property." Seller and Purchaser also agree as follows:

1. At Closing, Purchaser shall be entitled to a contribution against closing costs in the amount specified in Section 2 below, provided that:

   a. Within the timeframe required under Section 2(b) of the Agreement, Purchaser applies to ____ for a mortgage to finance the purchase of the Property;

   b. ____ approves Purchaser's application for a mortgage and actually funds the mortgage at Closing;

   c. Purchaser closes on the purchase of the Property on or before the date set for Closing by Seller's notice pursuant to Section 16(a) of the Agreement; and

   d. Purchaser is not entitled to and does not receive at Closing any Referral Incentives and Contributions pursuant to Addendum 1 of this Agreement.

2. Provided that all of the conditions listed in Section 1 above are fully met and satisfied, Purchaser shall be entitled to a contribution against closing costs due from Purchaser at Closing in an amount equal to **$0.00**. Purchaser shall apply these contributions, up to the applicable limit, toward the following fees / costs (if actually charged to Purchaser) in the following order: Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Processing Fee, Upfront Unfinanced Mortgage Insurance (Conventional Financing Only), Discount Points (if applicable), and then other usual and customary costs charged to Purchaser by other settlement service providers. Notwithstanding the foregoing: (i) any contribution by Seller to Purchaser's closing costs shall be subject to Purchaser's loan program and any lender guidelines or restrictions; (ii) no portion of the maximum amount of contribution may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to Purchaser; and (iii) any unapplied portion of the maximum amount of contribution shall be forfeited by Purchaser.

3. Purchaser acknowledges that there are other lenders available to Purchaser, that Purchaser is free to use any lender it chooses to finance the purchase of the Property. However, Purchaser also acknowledges that Purchaser shall not be entitled to the contribution against closing costs described in Section 2 above unless all of the conditions listed and stated in Section 1 above are fully met and satisfied.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns (Jun 20, 2025 08:08 PDT)

Buyer: Arrived Holdings, LLC

Jun 20, 2025
Date

SELLER:

D.R. Horton, Inc.

Adam Hylton
Adam Hylton (Jun 24, 2025 14:59 EDT)

Adam Hylton
D.R. Horton Officer

Jun 24, 2025
Date

ADDENDUM 6
SPECIAL STIPULATIONS

This ADDENDUM is attached to and made a part of that Home Purchase Agreement by and between **D.R. Horton, Inc.**, as Seller, and **Arrived Holdings, LLC**, as Purchaser (the "Agreement"), regarding that certain parcel of real estate located in **WASHINGTON** County, Tennessee, briefly described as Lot **0068**, **Clearwater Springs** Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. In the event of any conflict between the terms or conditions of the Agreement and the terms or conditions of this Addendum, this Addendum shall control. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

Purchaser acknowledges that Seller has no obligation to adjust the Purchase Price based upon the results of any appraisal of the Property, whether or not such appraisal is completed in connection with Purchaser's efforts to obtain a loan.

Purchaser further acknowledges that (a) the value of any such appraisal may determine the maximum mortgage amount Purchaser will qualify for and (b) Purchaser may be required to increase the amount of any down payment to complete the Purchase of the Property if such appraisal does not equal or exceed the Purchase Price. Subject to the terms of subsection 2.b.(5) if Purchaser is obtaining a VA Loan, if the appraised value of the fully improved Property set forth in any appraisal completed by a qualified licensed appraiser within thirty (30) days prior to the Closing sets forth a value that does not equal or exceed the Purchase Price, Purchaser may, upon written notice to Seller within five (5) business days after receipt of such appraisal, terminate this Agreement and be refunded the Earnest Money."

3.

4.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns

Jun 20, 2025

Buyer: Arrived Holdings, LLC — Date

SELLER:
D.R. Horton, Inc.

Adam Hylton
Adam Hylton (Jun 24, 2025 14:59 EDT)

Jun 24, 2025

Adam Hylton — Date

D.R. Horton Officer

ADDENDUM 8

Disclosure of Impact Fees or Adequate Facilities Taxes

This Addendum is attached and made part of that certain Home Purchase Agreement (the "Agreement") by and between **D.R. Horton, Inc.**, as Seller, and **Arrived Holdings, LLC**, as Purchaser, for the purchase and sale of Lot **0068** in **Clearwater Springs** Subdivision (the "Property"). Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement.

1. In the event of any conflict between any terms or conditions set forth elsewhere in the Agreement and those set forth in this Addendum, the terms and conditions of this Addendum shall control.

2. In accordance with Tenn. Code Ann. § 66-5-211, Seller hereby discloses to Purchaser that, with respect to the Lot, Seller has paid to the applicable city or county in adequate facilities taxes and/or impact fees.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns

Jun 20, 2025

Buyer: Arrived Holdings, LLC   Date

SELLER:

D.R. Horton, Inc.

Adam Hylton

Adam Hylton (Jun 24, 2025 14:59 EDT)

Jun 24, 2025

Adam Hylton   Date

D.R. Horton Officer

ADDENDUM REGARDING OWNER-OCCUPANCY

This Addendum is attached to and made a part of that Home Purchase Agreement (the "Agreement") between **Arrived Holdings, LLC**, as Purchaser, and **D.R. Horton, Inc.**, as Seller, regarding that parcel of land located in **WASHINGTON** County, **TN**, briefly described as Lot **0068**, **Clearwater Springs**, and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller hereby agree as follows:

1. ○ Purchaser hereby represents and warrants the Property is to be owned and occupied as Purchaser's primary residence and not for investment purposes or rental. Purchaser acknowledges that any misrepresentation in this respect will be a material default of the Agreement entitling Seller to terminate the Agreement and retain the Earnest Money as liquidated damages. Purchaser agrees to provide verification or proof of the sale or transfer, or intention thereof, of Purchaser's existing residence to Seller within seven (7) calendar days of receipt of a written request from Seller.

OR

1. ⦿ Purchaser hereby represents and warrants that the Property is to be purchased as an investment property. Purchaser acknowledges that Seller can, in its sole and absolute discretion, prohibit or limit the number of investor purchases in the Community, and if Seller determines that this Agreement exceeds the number of allowable investor purchases in the Community, Purchaser acknowledges that Seller may terminate the Agreement and return the Earnest Money to Purchaser and no cause of action shall accrue on behalf of Purchaser because of such termination.

2. In the event of any conflict between the terms and provisions of the main text of this Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

Purchaser:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns

Buyer: Arrived Holdings, LLC — Date: Jun 20, 2025

Seller:

D.R. Horton, Inc.

Adam Hylton
Adam Hylton (Jun 24, 2025 14:59 EDT)
Adam Hylton
D.R. Horton Officer — Date: Jun 24, 2025

For administrative purposes only:

Devin N Sturgill
Devin N Sturgill (Jun 20, 2025 10:57 EDT)
Sales Rep: Devin Noel Sturgill — Date: Jun 20, 2025

ADDENDUM 5

ALTERNATIVE INCENTIVE ADDENDUM

This ADDENDUM is attached to and made a part of that Home Purchase Agreement between D.**R**. Horton, Inc., as Seller, and **Arrived Holdings, LLC**, as Purchaser (the "Agreement"), regarding that parcel of real estate located in **WASHINGTON** County, **TN**, briefly described as Lot **0068**, Block/Phase , **Clearwater Springs** Subdivision, and, together with all improvements thereon an rights and privileges appurtenant thereto, referred to in the Agreement as the "Property." Seller and Purchaser also agree as follows:

1. At Closing, Purchaser shall be entitled to a contribution against closing costs in the amount specified in Section 2 below, provided that ALL of the following conditions are met:

   a. Purchaser does not apply for or obtain mortgage financing to pay all or any portion of the Purchase Price of the Property; and

   b. Purchaser closes on the purchase of the Property on or before the date set for Closing pursuant to Section 16 of the Agreement.

2. Provided that all of the conditions listed in Section 1 above are fully met and satisfied, Purchaser shall be entitled to a contribution from Seller against closing costs due from Purchaser at Closing in an amount up to **$0.00**.

3. Notwithstanding the foregoing: (i) no portion of the maximum amount of contribution may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to Purchaser; and (iii) any unapplied portion of the maximum amount of contribution shall be forfeited by Purchaser.

4. Purchaser acknowledges that Purchaser shall not be entitled to the contribution against closing costs described in Section 2 above unless all the conditions listed and stated in Section 1 above are fully met and satisfied.

IN WITNESS WHEREOF, THE UNDERSIGNED PARTIES HAVE EXECUTED THIS ADDENDUM AS OF THE EFFECTIVE DATE OF THE AGREEMENT.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns (Jun 20, 2025 08:08 PDT)
Buyer: Arrived Holdings, LLC

Jun 20, 2025
Date

SELLER:

D.R. Horton, Inc.
Adam Hylton
Adam Hylton (Jun 24, 2025 14:59 EDT)
Adam Hylton
D.R. Horton Officer

Jun 24, 2025
Date

Addendum
SINKHOLE ADDENDUM

This Sinkhole Addendum (this "Addendum") is attached to and made a part of that certain Home Purchase Agreement (the "Agreement") between D.R. Horton, Inc. ("Seller"), and **Arrived Holdings, LLC** ("Purchaser") regarding that parcel of land located in Johnson City, Washington County, Tennessee, briefly described as Lot 0068, in **Clearwater Springs** (the "Subdivision"). Capitalized terms not defined herein shall have the meaning assigned to them in the Agreement. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

1. In the event of a conflict between the terms and provisions of this Addendum and any other terms and provisions of the Agreement, this Addendum shall control as to all matters addressed within this Addendum.

2. Seller has disclosed to Purchaser and Purchaser understands and acknowledges the following regarding the Property and the Subdivision (the "Disclosed Matters"):

a. Seller is not the developer of the Subdivision, and Seller is not responsible or obligated to Purchaser or any other party for any part of the development of the Subdivision.

b. The Subdivision contains sinkholes and/or remediated sinkholes shown as "Remediated Sink Holes" in the "Remaining Area Beyond Phase 1: 14,299 Ac +/-" the plat for Clearwater Springs Phase I of record in Plat Book 22, Image 872, in the Register's Office for Washington County, Tennessee. The sinkholes and/or remediated sinkholes are shown as encroaching or affecting those certain lots identified as Lots 51, 52, 55, and OPEN SPACE (10,564 Sq. Ft.) on the plat for the Subdivision of record in Plat Book 23, Image 152, in the Register's Office for Washington County, Tennessee. Sinkholes are natural features that may be subject to certain requirements of applicable federal, state, or local authorities having jurisdiction over the Subdivision.

c. The U.S. Department of Interior, U.S. Geological Survey (the "USGS"), has described a sinkhole as an area of ground that has no natural external surface drainage, so that when it rains, rainwater stays inside the sinkhole and typically drains into the subsurface. Sinkholes can vary from a few feet to hundreds of acres and from less than 1 to more than 100 feet deep. USGS indicates that sinkholes are common where rock below the land surface is limestone, carbonate rock, salt beds, or rocks that can naturally dissolve when groundwater circulates through them.

d. A sinkhole typically receives surface stormwater runoff, and may be directly or indirectly linked to an underground cavern system or groundwater table. Sinkholes reportedly are known to occur in Washington County, and in areas throughout Tennessee. In general, sinkholes that are not remediated may be prone to settlement.

e. Except as may be otherwise expressly granted by written approval from the applicable governmental authorities, activities on or use of sinkholes, wherever located in the Subdivision, may be limited or altogether prohibited.

f. Seller cannot assure Purchaser that the location of any sinkhole will not be changed in the future.

g. More information about sinkholes may be found by: (i) accessing the website of the USGS at https://water.usgs.gov/edu/sinkholes.html or contacting the USGS directly at [redacted]

and/or (ii) accessing the website of the Tennessee Department of Environment and Conservation ("TDEC") at https://www.tn.gov/environment/program-areas/tennessee-geological-survey/geology-redirect/maps-publications/public-information-series.html or contacting the TDEC directly at [redacted]

3. Except as stated in this Addendum or in the Agreement, Seller, its parent, subsidiaries and affiliates and each of their respective officers, directors, employees, agents, heirs, personal representatives, successors, and assigns (the "Seller Parties"), have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to the sinkhole, the location, extent, scope or characteristics of the sinkhole, or any environmental conditions or potential environmental effects associated with any of the same.

4. THE DISCLOSED MATTERS MAY ADVERSELY AFFECT (I) THE VALUE OF THE PROPERTY OR THE HOME ON THE PROPERTY, AND/OR (II) THE USE, ENJOYMENT AND/OR OWNERSHIP OF THE PROPERTY OR THE HOME ON THE PROPERTY BY THE PURCHASER AND/OR PURCHASER'S HEIRS, SUCCESSORS, INVITEES, LICENSEES, ASSIGNS, AND LEGAL REPRESENTATIVES (THE "PURCHASER PARTIES").

5. Purchaser acknowledges that this Addendum: (i) is not intended to, and does not, constitute a full disclosure of all conditions that might affect the Subdivision, the Property or the home on the Property; and (ii) does not relieve Purchaser from its obligations to investigate the Subdivision, the Property or the home on the Property to satisfy itself that the Subdivision and the Property are satisfactory to Purchaser. In addition, Purchaser acknowledges that the Seller Parties have no duty to update, and will not update, this Addendum or the information contained in this Addendum (including, without limitation, any references to the websites or telephone numbers set forth in Paragraph 2 above).

6. THE PURCHASER PARTIES HEREBY RELEASE THE SELLER PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES, OR DAMAGES, KNOWN OR UNKNOWN, THAT THE PURCHASER PARTIES MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO, CONNECTED WITH, OR THAT ARISE OUT OF, DIRECTLY OR INDIRECTLY, THE DISCLOSED MATTERS OR THEIR EFFECTS, PRESENT OR FUTURE, ON THE HEALTH OR SAFETY OF THE PURCHASER PARTIES OR ANY OTHER AREAS WITHIN OR AROUND THE PROPERTY. IT IS THE SPECIFIC INTENT OF THE PURCHASER PARTIES TO FULLY RELEASE AND DISCHARGE EACH AND ALL OF THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE DISCLOSED MATTERS.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ, REVIEWED AND UNDERSTOOD THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

Purchaser:	**Seller:**
Arrived Holdings, LLC	**D.R. Horton, Inc.**
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns Jun 20, 2025	Adam Hylton Adam Hylton (Jun 24, 2025 14:59 EDT) Jun 24, 2025
Buyer: Arrived Holdings, LLC Date	Adam Hylton D.R. Horton Officer D

Addendum *

RADON PASSIVE SYSTEM ADDENDUM

This Radon Passive System Addendum (this "Addendum") is attached to and made a part of that certain Home Purchase Agreement (the "Agreement") between **D.R. Horton, Inc.** ("Seller"), and **Arrived Holdings, LLC** ("Purchaser") regarding that parcel of land located in Washington County, Tennessee, briefly described as 0068 (the "Property" or "Lot") of **Clearwater Springs** (the "Subdivision"). Capitalized terms not defined herein shall have the meaning assigned to them in the Agreement. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

1. In the event of a conflict between the terms and provisions of this Addendum and any other terms and provisions of the Agreement, this Addendum shall control as to all matters addressed within this Addendum.

2. Seller has disclosed to Purchaser and Purchaser understands and acknowledges the following regarding the Property and the Subdivision (the "Disclosed Matters"):

a. **RADON GAS: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE RECOMMENDED ACTION LEVELS HAVE BEEN FOUND IN BUILDINGS IN WASHINGTON COUNTY, TENNESSEE.**

b. The applicable governing authorities have determined that the Property is located in an area that has experienced, or in the future may experience, elevated levels of radon based on the local geology, radon tests in the area, and other factors.

c. **SELLER IS NOT RESPONSIBLE FOR ANY RADON GAS OR RELATED SUBSTANCES THAT MAY BE ON OR NEAR THE SUBDIVISION OR THE PROPERTY OR IN THE HOME ON THE PROPERTY AFTER IT IS CONSTRUCTED.**

d. Seller is building the home on the Property to include a Passive Radon Vent System (the "System"). Purchaser should not perform any construction or repairs or take any other action that will modify, impair or interfere with the System and/or its operation. Purchaser should satisfy itself as to any restrictions and obligations that may apply regarding the System. **SELLER CANNOT GUARANTEE THAT RADON WILL NOT ENTER THE HOME WITH THE SYSTEM, OR ANY RADON-REDUCTION SYSTEM. SELLER IS PROVIDING NO WARRANTY WHATSOEVER WITH RESPECT TO THE SYSTEM.**

e. Additional information about radon can be found by: (i) visiting the website of the U.S. Environmental Protection Agency (the "EPA") at http://www.epa.gov/radon/ or calling the EPA at [redacted] and/or (ii) visiting the website of the Tennessee Department of Environment and Conservation (the "TDEC") at https://www.tn.gov/environment/program-areas/opsp-policy-and-sustainable-practices/community-programs-and-services/radon.html or calling the TDEC's Tennessee Radon Program at [redacted]

3. Except as stated in this Addendum, Seller, its parent, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, heirs, personal representatives, successors, and assigns (the "Seller Parties"), have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to the Subdivision, the Property or the home located on the Property concerning (a) the presence or absence of radon gas: (i) in the soils beneath or adjacent to the Property; or (ii) in or near the home on the Property prior to, on or after closing; (b) environmental conditions at or emanating from the Property; or (c) existing or potential environmental effects associated with any of the same or from any other radon sources not specifically identified herein. The Seller Parties make no representation or warranty of any kind, express or implied, regarding the effectiveness of any architectural or engineering activities for reducing the presence of radon,

home on the Property to satisfy itself that the Subdivision and the Property are satisfactory to Purchaser. In addition, Purchaser acknowledges that the Seller Parties have no duty to update, and will not update, this Addendum or the information contained in this Addendum (including, without limitation, any references to the websites or telephone numbers set forth in Paragraph 2.e. above).

6. THE PURCHASER PARTIES HEREBY RELEASE THE SELLER PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES, OR DAMAGES, KNOWN OR UNKNOWN, THAT THE PURCHASER PARTIES MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO, CONNECTED WITH, OR THAT ARISE OUT OF, DIRECTLY OR INDIRECTLY, THE DISCLOSED MATTERS OR THEIR EFFECTS, PRESENT OR FUTURE, ON THE HEALTH OR SAFETY OF THE PURCHASER PARTIES OR ANY OTHER AREAS WITHIN OR AROUND THE PROPERTY. IT IS THE SPECIFIC INTENT OF THE PURCHASER PARTIES TO FULLY RELEASE AND DISCHARGE EACH AND ALL OF THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE DISCLOSED MATTERS.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ, REVIEWED AND UNDERSTOOD THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

Arrived Holdings, LLC

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns — Jun 20, 2025

Buyer: Arrived Holdings, LLC — Date

06/20/2025

Closing Disclosure Contact Information

Below is information intended to assist interested parties with the completion of the Closing Disclosure.

GENERAL INFORMATION

Buyer(s):	Arrived Holdings, LLC		
Subdivision:	Clearwater Springs		
Lot Address:	341 Arrowhead Drive, JOHNSON CITY, TN 37601		
Buyer Home:			
Buyer Cell:	6153640948		
Buyer Work:			
Buyer Email:	acquisitions@arrived.com		
Lot/Block:	0068/	**Builder Key:**	599070068
Total Price:	$343,785.00	**Ratify Date:**	

LENDER INFORMATION

Lender:	________________________________
Lender Agent:	(No lender agents found.)
Lender Agent Cell:	
Lender Agent Email:	

REAL ESTATE BROKER INFORMATION (BUYER)

Company Name:	Flynn Realty		
Company Address:	1057 Avery Trace Circle Hendersonville, Tennessee 37075		
Broker Officer:			
Broker Officer License:		**Officer Email:**	
Agent Name:	Susanne Flynn		
Agent License:			
Agent Email:	[redacted]		
Agent Cell:	[redacted]		
Agent Work:			
Agent Fax:			

REAL ESTATE BROKER INFORMATION (SELLER)

Company Name:	D.R. Horton, Inc.
Company Address:	1431 Centerpoint BlvdSuite 110 TN 37932
Company License:	________________________________
Agent Name:	Devin Noel Sturgill
Agent License:	
Agent Email:	[redacted]
Agent Cell:	
Agent Work:	

SELLER INFORMATION

Name:	D.R. Horton, Inc.
Address:	1431 Centerpoint BlvdSuite 110 TN 37932

SETTLEMENT AGENT INFORMATION

Company Name:	BLUEPRINT TITLE COMPANY
Company Address:	401 church st NASHVILLE, TN 37219
Agent Name:	TITLE, BLUEPRINT
Agent Email:	[redacted]
Agent Cell:	
Agent Work:	

06/20/2025

Agent Fax:

D·R·HORTON
America's Builder

EXHIBIT A
HOME OPTIONS

Seller will include in the House the following features and options selected by Purchaser (the "Initial Options") at the prices indicated below. Unless otherwise stated in this Agreement, payment for the Initial Options in the amount(s) stated below shall be made to Seller at Closing. In the event Seller omits the installation of any Initial Option in the House, Seller's responsibility shall be limited to a refund of the applicable price or allowance stated below. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller. In the event any Initial Option or option selected by Purchaser at a later date is discontinued, Seller reserves the right to substitute an item or brand of equal value.

The Initial Options are as follows:

Selected Options

00 – Structural Options

Option #	Rev. #	Rev. Date	User		Qty.	
R0000HTG	0	06/20/2025	Devin Noel Sturgill		1.0000	P
Color:				**Location:**		
"EXPRESS" SPECIFICATION						

04 – Structured Wiring

Option #	Rev. #	Rev. Date	User		Qty.	
R0400020	0	06/20/2025	Devin Noel Sturgill		1.0000	P
Color:				**Location:**		
HOME IS CONNECTED PACKAGE						

10 – Decks & Porches

Option #	Rev. #	Rev. Date	User		Qty.	
R0000105	0	06/20/2025	Devin Noel Sturgill		1.0000	P
Color:				**Location:**		
8' x 10' REAR CONCRETE PATIO (May vary per plan)						

13 – Plumbing

Option #	Rev. #	Rev. Date	User		Qty.	
R1300019	0	06/20/2025	Devin Noel Sturgill		1.0000	P
Color:				**Location:**		
DOUBLE BOWL SINK SHAKER IN BATH 1						

15 – Electrical

Option #	Rev. #	Rev. Date	User		Qty.	
R1500010	0	06/20/2025	Devin Noel Sturgill		4.0000	P
Color:				**Location:** BR 2,3,4,5		
EXTRA TV JACK						
R1500025	0	06/20/2025	Devin Noel Sturgill		4.0000	P
Color:				**Location:** BR 2,3,4,5		
CEILING FAN PREWIRE						
R1500030	0	06/20/2025	Devin Noel Sturgill		1.0000	P
Color:				**Location:**		

GARAGE DOOR OPENER - 2 REMOTES

18 – Countertops

Option #	Rev. #	Rev. Date	User	Qty.	
R1801001	0	06/20/2025	Devin Noel Sturgill	1.0000	P

Color: **Location:**

GRANITE KITCHEN COUNTERTOP - W/ 4" GRANITE BACKSPLASH

25 – Appliances

Option #	Rev. #	Rev. Date	User	Qty.	
R2501025	0	06/20/2025	Devin Noel Sturgill	1.0000	P

Color: **Location:**

WHIRLPOOL SMOOTH TOP ELEC S.S. APPLIANCE PACKAGE

56 – Window Treatments

Option #	Rev. #	Rev. Date	User	Qty.	
R5600005	0	06/20/2025	Devin Noel Sturgill	1.0000	P

Color: **Location:**

BLINDS

FL – Flooring

Option #	Rev. #	Rev. Date	User	Qty.	
R3831020	0	06/20/2025	Devin Noel Sturgill	1.0000	P

Color: **Location:**

FIRST FLOOR FLOORING - REVWOODLEVEL 1

Note: This option adds Revwood flooring in all of the 1st floor living, 1st floor laundry and powder room areas. It does NOT include Revwood installed in any family / great rooms or 1st floor bedrooms.

Option #	Rev. #	Rev. Date	User	Qty.	
R3941020	0	06/20/2025	Devin Noel Sturgill	1.0000	P

Color: **Location:**

LIVING/ DINING ROOM FLOORING- REVWOOD -LEVEL 1

Color Selections

97 – Color Options				
Option #	Color	Rev. #	Rev. Date	User
CABINET COLOR 1 **Location:** **Notes:**	WHITE	0	06/20/2025	
CARPET COLOR 1 **Location:** **Notes:**	728 ORION	0	06/20/2025	
EXTERIOR PACKAGE K1 The following colors are to be installed for Exterior Package K1 Vinyl Siding - Pebblestone Clay Shake Siding - Linen (Or Comparable If Hardi) Board/Batten - Desert Sand T3 Siding - Brownstone (Or Comparable If Hardi) Shutters - Black (Front Door to Match) Stone - Centurion Bucks County Brick - General Shale Magnolia Ridge **Location:** **Notes:**		0	06/20/2025	
GRANITE COUNTERTOP-4 INCH BACKSPLASH-KITCHEN **Location:** **Notes:**	CALEDONIA	0	06/20/2025	
REVWOOD COLOR 1 **Location:** **Notes:**	TOASTED CHESTNUT - 09	0	06/20/2025	
VINYL FLOOR COLOR-DURACOR 1 **Location:** **Notes:**	592-SAFARA	0	06/20/2025	

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns

Jun 20, 2025

Buyer: Arrived Holdings, LLC Date

SELLER:

D.R. Horton, Inc.

Adam Hylton

Adam Hylton (Jun 24, 2025 14:59 EDT)

Jun 24, 2025

Adam Hylton

D.R. Horton Officer Date

For Internal Purposes Only:

Devin N Sturgill

Devin N Sturgill (Jun 20, 2025 10:57 EDT)

Jun 20, 2025

Sales Rep: Devin Noel Sturgill Date

EXHIBIT B

TENNESSEE RESIDENTIAL PROPERTY CONDITION EXEMPTION NOTIFICATION

Property: Lot 0068, Block/Phase/Section , Subdivision

Purchaser: Arrived Holdings, LLC

Seller: D.R. Horton, Inc.

The undersigned Seller of the Property described above does hereby notify Purchaser that said Property is being offered without a Residential Property Condition Disclosure Statement as provided by the Tennessee Residential Property Disclosure Act. This transfer is excluded under Tenn. Code Ann. § 66-5-209(9) for the following reason(s): **This is a transfer involving the first sale of a dwelling and the Seller/Builder offers a written warranty.**

Pursuant to Tenn. Code Ann. § 66-5-211, to the extent that there are any impact fees or adequate facilities taxes paid to any city or county on the Property, the Seller shall include in the Home Purchase Agreement an addendum specifically disclosing the amount of such fees.

Pursuant to Tenn. Code Ann. § 66-5-212, Seller is required to disclose, in writing:

1. The presence of any known exterior injection well;
2. The results of any known percolation test or soil absorption rate performed on the Property that is determined or accepted by the department of environment and conservation;
3. Whether any single-family residence located on the Property has been moved from an existing foundation to another foundation; and
4. The presence of a known sinkhole on the Property.

To the extent Seller is aware of any of the foregoing, Seller has included in the Home Purchase Agreement an addendum specifically disclosing Seller's relevant knowledge.

In accordance with Tenn. Code Ann. § 66-5-213, Seller has disclosed in Section 20 of the Home Purchase Agreement whether the Property is located in a Planned Unit Development. Seller shall provide Purchaser with a copy of the development's restrictive covenants, homeowner bylaws and master deed upon Purchaser's request.

If the Property being purchased is a condominium, the transferee/buyer is hereby given notice that the transferee/buyer is entitled, upon request, to receive certain information regarding the administration of the condominium from the developer or the condominium association, as applicable, pursuant to Tennessee Code Annotated § 66-27-502.

THE UNDERSIGNED HEREBY ACKNOWLEDGE THEIR RECEIPT OF THIS NOTIFICATION.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns (Jun 20, 2025 [illegible])

Jun 20, 2025

Buyer: Arrived Holdings, LLC Date

SELLER:
D.R. Horton, Inc.

Adam Hylton
Adam Hylton (Jun 24, 2025 14:59 EDT)
Adam Hylton
D.R. Horton Officer

Jun 24, 2025
Date

D·R·HORTON®
America's Builder

EXHIBIT C
STAGES OF CONSTRUCTION

This Exhibit is attached and made part of the Home Purchase Agreement ("Agreement") by and between **D.R. Horton, Inc.**, as Seller, and **Arrived Holdings, LLC**, as Purchaser, for the purchase and sale of Lot **0068**, of **Clearwater Springs** Subdivision (the "Property"). Any capitalized terms used in this Exhibit shall have the same meanings as ascribed to them in the Agreement. In the event of a conflict between this Exhibit and the Agreement, this Exhibit shall control. The parties hereby agree as follows:

1. STRUCTURAL FEATURES AND OPTIONS TO BE INCLUDED IN THE HOUSE MUST BE LISTED ON EXHIBIT A OR B AT THE TIME SELLER EXECUTES THE AGREEMENT. Structural features and options include, without limitation, the following: **plan elevation, floor plan options, foundation type (slab/basement), bedrooms, bathrooms, bonus rooms, media rooms, sunrooms, porches, garages, windows, exterior doors, and fireplaces**.

JT
JT
Initials Buyer

2. The parties hereby agree that the box checked below indicates the approximate stage of construction of the House as of 06/20/2025, according to the most recent report from Seller's superintendent. Purchaser may request changes only as stated below. **PURCHASER ACKNOWLEDGES THAT CONSTRUCTION OF THE HOUSE IS (OR SOON WILL BE) UNDERWAY AND THAT, AS CONSTRUCTION PROGRESSES, FURTHER OPTIONS WILL BE FORECLOSED AS STATED BELOW. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE OBLIGATION TO TIMELY REQUEST ANY CHANGES.** Construction stages listed below are approximations and may vary from the actual construction process for the particular home.

Approximate Stage of Construction: M8 ☑

JT
JT
Initials Buyer

	Permit Planning Stage	Foundation Layout/Trench Stage	Foundation Poured Stage	Framing	Exterior Finish (Framing) Stage	Mechanicals Rough Stage	Insulation Drywall Stage	Quality Control Walk Performed
Milestones	00	01	02	03	04	05	06	12
Structural Options	NO	NO	NO	NO	NO	NO	NO	NO
Brick/Stone/Foundation	NO	NO	NO	NO	NO	NO	NO	NO
Framing Options	NO	NO	NO	NO	NO	NO	NO	NO
Plumbing Options	NO	NO	NO	NO	NO	NO	NO	NO
Cabinet Options/Bath Options	NO	NO	NO	NO	NO	NO	NO	NO
Exterior Color Selections	NO	NO	NO	NO	NO	NO	NO	NO
Gas Line/Gas Appliance	YES	YES	NO	NO	NO	NO	NO	NO
Gas Fireplace	YES	YES	NO	NO	NO	NO	NO	NO
Electrical Options	YES	YES	YES	NO	NO	NO	NO	NO
Flooring Selections	YES	YES	YES	NO	NO	NO	NO	NO
Microwave/Dishwasher/Electric Range (Gas range cut off is milestone 01)	YES	YES	YES	YES	YES	YES	NO	NO
Garage Door Motor/ Opener Option (2nd bay – 3 car plans only)	YES	YES	YES	YES	YES	YES	YES	YES
Blinds	YES	YES	YES	YES	YES	YES	YES	YES

Notwithstanding the foregoing, Seller may, in Seller's sole discretion, decline to permit any changes to the House after the Effective Date.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns (Jun 20, 2025 [illegible] PDT)

Jun 20, 2025

Buyer: Arrived Holdings, LLC Date

Devin N Sturgill
Devin N Sturgill (Jun 20, 2025 10:57 EDT)

Jun 20, 2025

Sales Rep: Devin Noel Sturgill Date

SELLER:
D.R. Horton, Inc.

Adam Hylton
Adam Hylton (Jun 24, 2025 14:59 EDT)

Jun 24, 2025

Adam Hylton
D.R. Horton Officer

Date

For Internal Purposes Only:

NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO: Arrived Holdings, LLC
[Homebuyer(s)]

PROPERTY: 341 Arrowhead Drive, JOHNSON CITY, TN 37601

FROM: D.R. Horton, Inc.
[Seller]

DATE: June 20, 2025

This is to give you notice that the above referenced seller has a business relationship with:

DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP
6 Sheridan Square Suite 200
Kingsport, TN 37660

D.R. HORTON INSURANCE AGENCY INC.
1341 Horton Circle
Arlington, TX 76011

DHI TITLE OF FLORIDA, INC. DBA DHI TITLE AGENCY
6 Sheridan Square Suite 200
Kingsport, TN 37660

DHI TITLE INSURANCE COMPANY
10700 Pecan Park Blvd.
Suite 125
Austin, TX 78750

The nature of this business relationship is that these companies are corporate affiliates, each being 100% wholly owned by, or by a subsidiary of, the same parent corporation. Because of this relationship, this referral may provide seller a financial or other benefit.

Set forth below is the estimated charge or range of charges by each company for settlement services listed. You are **NOT** required to use these companies as a condition of your purchase of the property from seller or as a condition of your application for, or settlement of, a mortgage loan on the property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

DHI MORTGAGE COMPANY, LTD.		**DHI TITLE OF FLORIDA, INC. DBA DHI TITLE AGENCY AND DHI TITLE INSURANCE COMPANY***	
Service	**Charge or Range**	**Service**	**Charge or Range**
Loan Origination Charge:	0% of Loan Amount plus $995.00	Title Services:	$520.00
Loan Processing Fee:	$250.00	Simultaneous Lender's Title Insurance	$200.00
	An additional 1% of the Loan Amount may apply for certain Affordable Housing Loan Programs	Owner's Title Insurance:	$943.00 - $1,804.00
		Title – CPL Fee	$50.00

DHI Title of Florida, Inc. DBA DHI Title Agency charge estimates are based on an average home price of $300,000. Title Insurance Rates are set by the state. Adjustments to Sales Price, Loan Amount and Lender requirements will impact the cost of your title insurance. Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd. * DHI Title of Florida, Inc. DBA DHI Title Agency provides closing services and title insurance services through several underwriters of title insurance policies, one of which is DHI Title Insurance Company.

Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd. Limited Partnership.

NOTE: If you apply with DHI Mortgage Company, Ltd. Limited Partnership, a Loan Estimate of all settlement charges will be provided to you by DHI Mortgage Company, Ltd. Limited Partnership at or within three business days after loan application.

You may be entitled to additional builder discounts/credits paid by the seller to purchase multiple settlement services as set forth in the Builder's Incentive and Concessions Addendum to your purchase contract.

D. R. HORTON INSURANCE AGENCY, INC.

DHI TITLE AGENCY, DHI TITLE INSURANCE COMPANY, and **D.R. HORTON INSURANCE AGENCY, INC.,** and may receive a financial or other benefit as the result of this referral.

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns   Jun 20, 2025

Buyer: Arrived Holdings, LLC   Date

DISCLOSURE & ACKNOWLEDGEMENT OF LICENSEE STATUS

Pursuant to Tenn. Code Ann. § 62-13-405, D.R. Horton, Inc. hereby discloses that it is a licensed Real Estate Firm in the State of Tennessee and that Devin Noel Sturgill, License Number , and all other sales agents employed by D.R. Horton, Inc. are licensed agents representing the Seller with respect to sales of homes in , in WASHINGTON, TN, including the particular lot located at 341 Arrowhead Drive, JOHNSON CITY, TN 37601.

Any complaints alleging a violation or violations of Tenn. Code Ann. § 62-13-312 must be filed within the applicable statute of limitations for the violation as set forth in Tenn. Ann. Code § 62-13-313(e). Complaints should be filed with the Tennessee Real Estate Commission at 710 James Robertson Parkway, 3rd Floor, Nashville, Tennessee 37232, Phone [redacted]

The undersigned prospective buyer hereby acknowledges receipt of this Disclosure and acknowledges that all content of this Disclosure was verbally communicated to the undersigned prior to the preparation or presentation of any offer to sell or purchase real estate.

The undersigned prospective buyer confirms that he/she ⦿ **IS** / ○ **IS NOT** represented (*select one*) by a licensed agent.

If the undersigned prospective buyer is represented: The undersigned licensed agent hereby joins in the foregoing acknowledgements.

BUYER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns

Jun 20, 2025

Buyer: Arrived Holdings, LLC — Date

SELLING REAL ESTATE FIRM:

D.R. Horton, Inc.

Adam Hylton

Adam Hylton (Jun 24, 2025 14:59 EDT)

Jun 24, 2025

Adam Hylton — Date

D.R. Horton Officer

BUYER'S AGENT:

Susanne Flynn

Susanne Flynn (Jun 20, 2025 10:21 CDT)

Jun 20, 2025

Broker Agent: Susanne Flynn — Date

SELLER'S AGENT:

Devin N Sturgill

Devin N Sturgill (Jun 20, 2025 10:57 EDT)

Jun 20, 2025

Sales Rep: Devin Noel Sturgill — Date

Notice of Collection and Sharing of Personal Information

This Notice of Collection and Sharing of Personal Information describes the Personal Information we collect, how we use it, and with whom we share it. Personal Information is any information from or about an identified or identifiable person and does not include aggregate or anonymous information. We collect Personal Information from our customers, prospective customers, and vendors. You can learn more about privacy, how we protect your Personal Information and your privacy choices in our Privacy Policy, available at www.drhorton.com/privacy-policy.

Personal Information We Receive and How We Use It:

When you interact with us, such as by purchasing a home, we collect the following Personal Information and use it for the following purposes:

- **Contact Information**: We collect contact information such as your name, address, email address, and phone number. We use this Personal Information to: (1) complete transactions into which you have entered, such as completing your home sale, installing equipment or fulfilling the terms of your home warranty; (2) communicate with you, or permit third parties to communicate with you, including about products and services that may be of interest to you; (3) improve our products and services; and (4) comply with applicable law. At times, we may share this Personal Information with our third-party service providers, affiliates, or other third parties to fulfill these purposes.
- **Legally Protected Characteristics and Sensitive Personal Information**: Depending on the nature of our interaction with you, we may collect certain Personal Information related to legally protected characteristics, such as your age or disability. We maintain this information to comply with certain legal obligations or complete transactions you have requested. Some of this information also may be considered sensitive Personal Information under applicable law. We use sensitive Personal Information only to comply with certain legal obligations or complete transactions you have requested. At times, we may share this Personal Information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.
- **Professional, Educational or Employment-Related Information**: We may collect certain professional, educational or employment-related information about you, as part of our transactions with you. We only use this information for the specific purposes described when it is collected or as required by law. At times, we may share this information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

Your Privacy Choices:

Depending on where you live, your privacy choices may include the rights to request that we do not sell or share your Personal Information, do not use your Personal Information for targeted advertising, delete your Personal Information, correct your Personal Information, access certain Personal Information, and obtain your Personal Information in a portable format. For more information on your privacy choices and how to exercise them, please visit https://www.drhorton.com/your-privacy-choices.

Retention of Personal Information:

We retain Personal Information for as long as it is reasonably needed to fulfill the above-mentioned purposes and will not further process the data in a way that is incompatible with these purposes.

BUYER(S):

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns

Buyer: Arrived Holdings, LLC

Jun 20, 2025

Date

PHOTO/VIDEO RELEASE

By executing below, I hereby irrevocably consent to use by D.R. Horton, Inc., its parents, subsidiaries, affiliates, licensees, successors and assigns (collectively, "DRH"), and grant to DRH a royalty-free, perpetual, exclusive license, throughout the world, to use photographs and video taken by DRH or its photographer or video cameraman, or provided by me to DRH or any of its agents, of me, my minor children (if applicable), and of the interior and exterior of my home located at **341 Arrowhead Drive, JOHNSON CITY, TN 37601** (collectively, and including any and all audio recorded in the video, the "Images"), in whole or in part, including derivatives, in any media whatsoever, for DRH's promotional and/or commercial uses, and agree that DRH shall have the unrestricted right to use the Images. I further agree and acknowledge that I have not been and will not be compensated for DRH's use of the Images.

I am of full legal age, have read and understand this release, and acknowledge that it shall be binding upon me and my heirs, assigns and legal representatives.

Arrived Holdings, LLC Jun 20, 2025 Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns **Buyer:** Arrived Holdings, LLC Date 1 West Mountain St Fayetteville, Arkansas 72701 US	06/20/2025

Privacy Notice

For more information on our collection, sharing, and other processing of personal information, please visit the D.R. Horton Privacy Policy available on www.drhorton.com. You agree to our processing of your personal information consistent with our Privacy Policy.

BUYER(S):

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns (Jun 20, 2025 [illegible] PDT)

Jun 20, 2025

Buyer: Arrived Holdings, LLC   Date

ADDENDUM *
DISCLOSURE AND ACKNOWLEDGEMENT REGARDING SUBDIVISION RESTRICTIONS

This **ADDENDUM** is attached to and made a part of that HOME PURCHASE AGREEMENT (the "Agreement") between **D.R. Horton, Inc.**, as "Seller," and **Arrived Holdings, LLC**, as "Purchaser," regarding that parcel of real estate located in WASHINGTON, Tennessee (the "County"), briefly described as 0068, **Clearwater Springs** Subdivision (the "Subdivision"), and referred to in the Agreement as the "Lot." All terms defined in the Agreement shall have the same meanings when used in this Addendum. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

1. In the event of a conflict between the terms and provisions of the Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

2. Seller has disclosed to Purchaser and Purchaser acknowledges that the Lot is subject to certain restrictions contained in the Declaration of Covenants, Conditions, and Restrictions for the Subdivision, as may be amended from time to time. Such restrictions include, without limitation, the following:

a. **Fencing**. A fence may not be installed on the Lot without the written approval of the Architectural Review Committee ("ARC") for the Subdivision's Homeowners Association ("HOA"). Further, Purchaser acknowledges the following:

i. No fence shall be installed or maintained in the front yard of a Lot.
ii. All fencing installed on any Lot must be either privacy or picket style fencing and must be constructed with vinyl, wood, or composite boards in either white or neutral colors.
iii. No fence located within a drainage easement shall be permitted to interfere with drainage, and any fence that does interfere with drainage in such an easement shall be relocated or modified at the sole expense of the Owner.
iv. No fence shall be more than six (6) feet in height, unless otherwise approved by the ARC.
v. Chain link and wire fences are specifically prohibited.

b. **Residential Use**. The Lot may not be used for any purpose other than private, single family residential purposes.

c. **Occupancy Permit**. No dwelling upon the Lot may be occupied prior to the issuance of a final use and occupancy permit for it by the applicable governing authority and approval of the ARC.

d. **Lease**. No dwelling upon the Lot shall be leased except by a written lease. The lessee under such lease shall be bound by and subject to all of the terms, conditions, restrictions, rights, and obligations of the governing documents for the Subdivision, which shall be expressly incorporated into the lease. Upon request by the Board of the HOA (the "Board"), the owner of a Lot shall deliver to the Board within ten (10) days a copy of the lease for the Lot. Failure to comply with this restriction shall be a default under such lease.

e. **Yards and Landscaping**. Lawns shall be maintained in a neat and orderly fashion so that the grass does not become overgrown. In the event an owner of a Lot fails to maintain their lawn as provided in such fashion after three (3) days written notice to do so, the Board shall have the right to complete the lawn maintenance and the cost thereof shall be a lien against the Lot to secure the repayment of such amounts. Yard art and water features shall not be permitted in the front yard or otherwise visible from any street.

f. **Clotheslines and Lighting**. No clotheslines or clothes hanging devices shall be permitted on any Lot. Outside lights at eaves and door entrances, flood lights, and spot lights shall be permitted; provided, however, these lights must be adjusted so that the rays of any beam or floodlight shall not interfere with neighboring lots. Exterior flashing lights are prohibited. Any walkway, driveway, or landscape lighting shall be of low intensity. Seasonal decorative lighting shall be permitted only during the holiday season. Any lighting inconsistent with these restrictions must be approved by the ARC.

g. **Swimming Pools and Spas**. Swimming pools, hot tubs, and spas, either above-ground or in-ground, may be constructed or installed in the rear yard of the Lots for the use of the Lot's owner(s) ("Owner") and their guests without ARC approval so long as: (i) the location complies with the minimum setback requirements shown on the Plat for the Subdivision ("Plat"); (ii) all applicable laws, ordinances, rules, and regulations of governmental agencies are satisfied and all necessary governmental permits are obtained by the Owner at Owner's expense; (iii) such swimming pools, hot tubs, and spas are hidden from neighboring owners by

approval. No other antenna or satellite dish may be installed without ARC approval. No solar panels shall be permitted on the Lot without ARC approval.

j. **Flags**. No flag poles shall be permitted on the Lot. An Owner may install one (1) flag mounting structure or device on the garage, side, or front of a house located on the Lot without ARC approval. The only flags permitted to be flown on such mounting structure or device shall be the official or replica flags of the United States, the state of Tennessee, and any branch of the United States armed forces.

k. **Window Units/Treatments**. All supplements to the central air conditioning system must be used, erected, placed, or maintained on the rear of the dwelling structure. No window or wall type air conditioning system shall be permitted to be seen from the street view of the Lot and all such systems shall be installed flush with the exterior wall surface. Except for blinds and curtains, all window treatments that are visible from any street or Subdivision common area ("Common Area") shall be subject to approval of the ARC, in its sole discretion.

l. **Detached and Temporary Structures**. An Owner may construct or locate one (1) detached shed in the rear yard of the Lot within a privacy fence if the ARC approves an engineered shed design plan submitted by the Owner. All other detached structures must be approved by the ARC, in its sole discretion, and located in the rear yard. No trailer, camper, garage, tent, shack, barn, shed, carport, or other outbuilding shall be erected, moved onto, stored, or used on any Lot as a residence, temporarily or permanently, nor shall any residence of a temporary character be permitted.

m. **Detention Pond**. Any detention pond or detention area, which encroaches on or lies wholly or partially within the Lot, shall not be filled, disturbed, or altered in any way by an Owner. The visible areas of these detention ponds or detention areas will be maintained and mowed within the boundaries of same as shown on the Plat.

n. **Curb Cuts and Damage**. An Owner who makes a curb cut or damages any Common Area shall be responsible for repairing same at the Owner's sole expense.

o. **Garage/Yard Sales**. Garage sales or any other similar private or public sale of goods, personal property, or services shall be held only on specified days and at specified times on a community wide basis and in accordance with any rules and regulations to be established by the Board in connection therewith.

p. **Garbage Disposal**. Trash, garbage, or other waste shall be kept in sanitary containers and shall be disposed of in a clean and sanitary manner. All equipment for storage or disposal of such materials shall be kept in a clean and sanitary condition and shall be kept inside the garage or other designated area serving the Lot. No garbage cans, trash containers, recycling containers, or any other such trash receptacles shall be placed or permitted to remain at the curb except during a twenty-four (24) hour period surrounding the designated date and time for trash pickup as set by the provider of said services.

q. **Vehicle Storage**. No mobile home, motorhome, bus, camper, boat, watercraft, trailer, dump truck, or semi-truck may be parked or stored on any street, on any driveway, or in any other location within the Subdivision except a garage, unless said vehicle is necessary for and being used in the development, construction, repair, or service of the Subdivision. In addition to the foregoing, no commercial vehicle shall be parked on any street, on any driveway, or in any other location within the Subdivision except a garage for periods of time exceeding twelve (12) consecutive hours or for more than seventy-two (72) hours in any calendar week. For the purposes of this paragraph, "commercial vehicle" shall mean any car, truck, van, or trailer not owned by or exclusively used by an Owner that: (i) is used to transport tools, materials, or supplies, (ii) is used to deliver or pick up goods, or (iii) contains onboard/built-in devices or hardware that are designed to provide maintenance, installation, or repair services.

r. **Vehicle Service**. Junk vehicles, inoperable vehicles, unlicensed vehicles not for immediate use, or vehicles of any kind in disrepair, may not be kept or parked on any street, on any driveway, or in any other location within Subdivision except a garage. Vehicles may not be assembled or serviced unless completely hidden from public view. For purposes of this restriction, "serviced" shall not be deemed to include the cleaning, washing, or polishing of a vehicle; the changing of oil, lubricants, anti-freeze, or other fluids; or the replacing of air, oil, or other filters used in the vehicle.

s. **Parking and Entertainment**. All Owners shall park their vehicles first, to the extent possible, in the garage for a Lot, if applicable, and then in the driveway. Owners shall take all steps necessary to keep garage doors closed except for such limited and reasonable periods of time which may be necessary for access and repair. Vehicles may not be parked on grass or yard areas, except while entertaining. No Owner shall permit any vehicle to remain parked on any street within the Subdivision for a period of more than seventy-two (72) consecutive hours. Any vehicle which remains parked on the street in violation of the foregoing covenant, or in violation of any other rules and regulations now or hereafter adopted by the Board, may be towed at the expense of the owner of such vehicle or the Owner of the Lot visited by such vehicle owner. The term "vehicle" as used in this paragraph shall include, without limitation, automobiles, trucks, vans, motorcycles, scooters, golf carts, and all-terrain vehicles.

t. **Livestock, Poultry, and Pets**. No animals, livestock or poultry of any kind shall be raised, bred or kept on a Lot, except that dogs, cats, or other household pets may be kept, provided they are not kept, bred, or maintained for commercial purposes. At all times when such household pet is not confined on a Lot of its owner, said pet shall be leashed or otherwise under the immediate control of the person(s) with it. It is the responsibility of the pet owner to clean and dispose of any waste produced by the pet anywhere other than on the Lot of its owner.

u. **Codes**. Each Owner shall observe all governmental building codes, health restrictions, zoning restrictions, and other regulations applicable to such Owner's Lot.

v. **Signs**. No sign, billboard or poster of any kind shall be permanently displayed upon any Lot. An Owner may

or pyrotechnic devices of any type or size and other such activities shall not be pursued or undertaken on any part of the Lot or upon the Common Areas without the consent of the Board, which may be granted in the sole discretion of the Board.

x. **Noise**. No Owner shall cause or allow any use of such Owner's Lot that results in noise which disturbs the peace and quiet of the Development Property. This restriction includes, without limitation, dogs that disturb Owners by barking, whining, or howling loudly and frequently, exterior music systems, public address systems, and other noise sources which disturb other Owners' ability to peacefully possess and enjoy their Lot.

y. **Nuisances**. Each Owner shall refrain from any act or use of such Owner's Lot that could reasonably cause embarrassment, discomfort, annoyance, or nuisance to the neighboring Lots. No noxious, offensive, or illegal activity shall be carried out upon any Lot.

3. Purchaser acknowledges that nothing contained in this Addendum or the Agreement shall be construed as an indication or guarantee that the ARC will approve alterations of any kind to the Lot and that the foregoing restrictions are subject to change from time to time.

4. Except as stated in this Addendum, Seller, its officers, directors, employees, agents, parents, subsidiaries, affiliates, heirs, personal representatives, successors and assigns (the "Seller Parties"), are not authorized to make, have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to restrictions imposed upon the Lot (the "Disclosed Matters"). In addition, Purchaser acknowledges that Seller has no duty to update, and will not update, this Addendum or the information contained in this Addendum.

5. **PURCHASER AND PURCHASER'S HEIRS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES (THE "PURCHASER PARTIES") HEREBY RELEASE SELLER PARTIES FROM ANY CLAIMS, COMPLAINTS, DEMANDS, LOSSES, COSTS, EXPENSES, INJURIES OR DAMAGES THAT THE PURCHASER PARTIES MAY HAVE THAT ARE IN ANY WAY RELATED TO THE RESTRICTIONS OR THEIR EFFECTS, PRESENT OR FUTURE, AND WHICH MAY IMPACT THE LOT, OR ARE IN ANY WAY RELATED TO THE DISCLOSED MATTERS. IT IS THE SPECIFIC INTENT OF THE PURCHASER PARTIES TO FULLY RELEASE AND DISCHARGE THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE DISCLOSED MATTERS.**

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

Purchaser:	**Seller:**
Arrived Holdings, LLC	**D.R. Horton, Inc.**
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns — Jun 20, 2025	Adam Hylton Adam Hylton (Jun 24, 2025 14:59 EDT) — Jun 24, 2025
Buyer: Arrived Holdings, LLC — Date	Adam Hylton — D
	D.R. Horton Officer

D.R. Horton Smart Home Disclosure

Congratulations on your new D.R. Horton Smart Home! Your new home is equipped with technology that includes some or all of the following Internet-connected devices: a programmable thermostat; a door lock; a light switch; a touchscreen smart home control device; home security devices such as door and window contacts and motion detectors; a video doorbell; a garage door opener; and a smart speaker (collectively, "**Smart Home Technology**"), all of which are integrated by an automation platform hosted by Alarm.com. Other Smart Home Technology features may be offered for an additional charge. See your D.R. Horton sales representative for complete details on the Smart Home Technology included in your home.

Some or all of the Smart Home Technology may be installed *after closing*, by a third-party installer or manufacturer ("**Provider**"). At that time, the Provider may activate certain components of the Smart Home Technology, provide training to you on how to use the Smart Home Technology, and provide information to you regarding additional services or products available for purchase.

The Alarm.com home automation-only application (the "**App**") is included at no charge to you for 36 months following the close of escrow on your home. Thereafter, the App may be purchased directly from the Provider for a monthly fee or, if you have contracted with the Provider for security monitoring services, the App is included with such security-monitoring services.

In order to install and activate the Smart Home Technology and to provide you with training on how to use the Smart Home Technology and information regarding additional services or products available for purchase, D.R. Horton will provide your contact information to the Provider so the Provider can get in touch with you via telephone, email or U.S. mail to schedule an appointment. For the Smart Home Technology to work, you must obtain and pay for your own Internet service, and you may need to purchase compatible devices and maintain accounts with third parties for the services. The Provider will discuss these requirements with you prior to the appointment to ensure the installation and activation goes smoothly. D.R. Horton may receive compensation from the Provider if you purchase additional services or products from the Provider.

IMPORTANT INSTALLATION DEADLINE: You have *120 days* from the date you close escrow on your home (the "**Deadline**") to schedule an appointment with the Provider. If you schedule an appointment with the Provider after the Deadline, you will be required to pay the Provider's then-current labor and equipment costs to install and activate certain components of the Smart Home Technology and to train you on how to use the Smart Home Technology.

PRIVACY DISCLOSURE: In connection with your purchase of a home from D.R. Horton, we will collect certain personal information from you. To learn more about the categories of personal information we collect, and how we may use or share that personal information, please view our Privacy Policy on our website at www.drhorton.com, as it may change from time to time.

COLLECTION OF INFORMATION BY DEVICES: The Smart Home Technology may collect information about you and your use of the device. This information is collected, used and analyzed by the third-party providers of the devices and the Alarm.com automation platform. Use of such information is governed by the terms, conditions, policies and practices of such third-party providers only. D.R. Horton recommends that you carefully review your agreements with, and other terms and conditions published by, these third-party providers, as well as additional information about the Smart Home Technology by visiting www.drhorton.com/smart-home. D.R. Horton does not collect any information from these devices about you or your use of the devices.

I acknowledge and agree that D.R. Horton does not make any representations or warranties that any or all of the Smart Home Technology is secure, will meet any of my needs or will provide any level of physical or cyber security for my home or otherwise – even if the Smart Home Technology is working as intended.

Cell Phone #: 6153640948 Work Phone #: Home Phone #:

Email Address (primary): acquisitions@arrived.com Email Address (secondary):

My New Home – Address /Direct Mail: 341 Arrowhead Drive, JOHNSON CITY, TN 37601
Community/Subdivision Name:

Projected Closing Date: 06/20/2026

BUYER(S):

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns

Jun 20, 2025

Buyer: Arrived Holdings, LLC Date

Purchase Agreement for Property at 341 Arrowhead Drive, JOHNSON CITY, TN

Final Audit Report 2025-06-24

Created:	2025-06-20
By:	D.R. Horton [redacted]
Status:	Signed
Transaction ID:	CBJCHBCAABAAYdoMOqfD0v4LkBaowrT9Yfg5WdU9aKMx
Number of Documents:	1
Document page count:	49
Number of supporting files:	0
Supporting files page count:	0

"Purchase Agreement for Property at 341 Arrowhead Drive, JOHNSON CITY, TN" History

- Document created by D.R. Horton [redacted]
  2025-06-20 - 2:50:27 PM GMT

- Document emailed to [redacted] for signature
  2025-06-20 - 2:50:43 PM GMT

- Document emailed to acquisitions@arrived.com for signature
  2025-06-20 - 2:50:44 PM GMT

- Document emailed to Susanne Flynn [redacted] for signature
  2025-06-20 - 2:50:44 PM GMT

- Document emailed to [redacted] for signature
  2025-06-20 - 2:50:44 PM GMT

- Agreement viewed by [redacted]
  Agreement hosted by D.R. Horton [redacted]
  2025-06-20 - 2:51:12 PM GMT

- Signer [redacted] entered name at signing as Devin N Sturgill
  2025-06-20 - 2:56:59 PM GMT

Document e-signed by Devin N Sturgill [redacted]
Signing Link is created by D.R. Horton [redacted]
Signature Date: 2025-06-20 - 2:57:01 PM GMT - Time Source: server

Email viewed by acquisitions@arrived.com
2025-06-20 - 2:57:45 PM GMT

Agreement viewed by acquisitions@arrived.com
2025-06-20 - 2:57:46 PM GMT

Signer acquisitions@arrived.com entered name at signing as Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns
2025-06-20 - 3:00:57 PM GMT

Document e-signed by Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns (acquisitions@arrived.com)
Signature Date: 2025-06-20 - 3:00:59 PM GMT - Time Source: server

Email viewed by Susanne Flynn [redacted]
2025-06-20 - 3:21:20 PM GMT

Agreement viewed by Susanne Flynn [redacted]
2025-06-20 - 3:21:22 PM GMT

Document e-signed by Susanne Flynn [redacted]
Signature Date: 2025-06-20 - 3:21:46 PM GMT - Time Source: server

D.R. Horton [redacted] replaced signer noreply-edocs@drhorton.com with [redacted]
2025-06-24 - 6:57:19 PM GMT

Document emailed to [redacted] for signature
2025-06-24 - 6:57:19 PM GMT

Agreement viewed by [redacted]
Agreement hosted by D.R. Horton [redacted]
2025-06-24 - 6:57:25 PM GMT

Signer [redacted] entered name at signing as Adam Hylton
2025-06-24 - 6:59:32 PM GMT

Document e-signed by Adam Hylton [redacted]
Signing Link is created by D.R. Horton [redacted]
Signature Date: 2025-06-24 - 6:59:35 PM GMT - Time Source: server

Agreement completed.
2025-06-24 - 6:59:35 PM GMT

D·R·HORTON®
America's Builder

DR Horton Sales DHI Sales Contract Cover Page

Project: Clearwater Springs
Section/Phase:
Lot Address: 341 Arrowhead Drive
Buyer: Arrived Holdings, LLC

DO NOT MARK ON THIS PAGE

599070068

3055952

15575525

CONTRACT

ADDITIONAL DOCS

Initial
JT

CWS 68

D·R·HORTON
America's Builder

ROBIE
ELEVATIONS B, B2 & B3

EXPRESS COLLECTION

2,361 SQ. FT. | **5** BED **3** BATH **2** STORY **2** CAR



ELEVATION B3
STONE, VINYL SIDING, SHAKE AND BOARD & BATTEN



ELEVATION B2
BRICK, VINYL SIDING, AND SHAKE



ELEVATION B
VINYL SIDING AND SHAKE

D·R·HORTON
America's Builder

CABINET-WHITE
CARPET-ORION
EXT: K1
BLINDS
GRANITE-CALEDONIA
REVWOOD-TOASTED CHESTNUT
BATH/LAUNDRY-SAFARA

Initial JT

CWS 68

ROBIE

ELEVATIONS B, B2 & B3



PATIO
10'-0" x 8'-0"
BEDROOM 2
13'-4" x 10'-8"
LIVING
14'-9" x 11'-4"
LINEN
BATH 2
RANGE
DW
DINING
11'-0" x 15'-4"
KITCHEN
11'-4" x 14'-2"
PANTRY
REF
WH
COATS
2 CAR GARAGE
18'-9" x 19'-4"
FOYER
UP
PORCH
9'-11" x 3'-3"
FIRST FLOOR
BEDROOM 5
11'-0" x 11'-4"
BEDROOM 4
11'-0" x 11'-4"
HALL
BATH 3
OPT
BEDROOM 3
11'-0" x 11'-4"
LINEN
LDRY
LOFT
13'-5" x 9'-1"
DN
BATH 1
CLOSET
MECH
BEDROOM 1
18'-9" x 12'-5"
LIN.
WIC
SECOND FLOOR

CEILING FAN PREWIRE   TV JACK   PHONE JACK

SURVEY NOTES

1. THIS PROPERTY IS DESCRIBED IN D.B. R1079 PG. I1910
2. THIS PROPERTY IS REFERENCED AS TAX MAP 030 GROUP PARCEL 002.00
3. SURVEY IS SUBJECT TO ANY EASEMENTS, EITHER WRITTEN OR UNWRITTEN.
4. DEED REFERENCES ARE BASED ON INFORMATION OBTAINED IN THE COUNTY TAX ASSESSOR'S OFFICE AND IN THE COUNTY REGISTER OF DEEDS OFFICE.
5. PROPERTY SUBJECT TO ANY EXACT LOCATION OF COUNTY, CITY OR STATE RIGHT-OF-WAY.
6. THIS SURVEY WAS PREPARED WITHOUT THE BENEFIT OF A TITLE REPORT.
7. SETBACKS ARE AS PER THE PARTICULAR ZONING ORDINANCE IN EFFECT ON SUBJECT PROPERTY.
8. PROPERTY IS CURRENTLY ZONED: RP-3
9. THIS PROPERTY LIES IN FLOOD ZONE AE, AND X OF FIRM MAP 47179C0176D EFFECTIVE 9/29/2006

CITY OF JOHNSON CITY NOTES

1. THERE IS HEREBY ESTABLISHED A 7.5 FEET WIDE EASEMENT FOR UTILITIES AND DRAINAGE TO BE LOCATED ALONG THE INTERIOR OF ALL FRONT, REAR, AND SIDE PROPERTY LINES.
2. THIS PLAT DOES NOT ELIMINATE OR CHANGE THE DIMENSIONS OR THE LOCATION OF EXISTING EASEMENTS THAT ARE ASSOCIATED WITH ANY UNDISCOVERED UNDERGROUND UTILITY.
3. THIS SUBJECT PROPERTY DOES CONTAIN VISIBLE SINKHOLES OUTSIDE OF THE LOTS BEING SUBDIVIDED. THE ZONING ORDINANCE OF JOHNSON CITY DEFINES ALL SINKHOLES TO HAVE A 25-YEAR "NO-BUILD" AND A 100-YEAR "FLOODPLAIN" LINE, WHICH RESTRICTS OR MODIFIES DEVELOPMENT ADJOINING OR DRAINING TO A SINKHOLE.
4. THE SUBJECT PROPERTY DOES NOT CONTAIN A VISIBLE UNMAPPED STREAM. SMALL STREAMS ARE NOT SHOWN ON THE FLOOD INSURANCE RATE MAPS, AND THE ZONING ORDINANCE OF JOHNSON CITY REGULATED DEVELOPMENT NEAR UNMAPPED STREAMS. THE SUBJECT PROPERTY DOES NOT LIE IN AN AREA DESIGNATED AS SPECIAL FLOOD HAZARD ON THE LATEST FLOOD INSURANCE RATE MAPS RECEIVED BY ME AS OF THE DATE OF THIS SURVEY. FEMA FIRM MAP#47179C0176D EFFECTIVE 9/29/2006.

FLOOD PLAIN BUILDING NOTE:
PER JOHNSON CITY ZONING CODE ARTICLE 8, SECTION 8.3.2.9.B:

IN AREAS ADJACENT TO UNMAPPED STREAMS, NEW CONSTRUCTION OR SUBSTANTIAL IMPROVEMENTS OF EXISTING STRUCTURES SHALL HAVE THE LOWEST FLOOR OF THE LOWEST ENCLOSED AREA ELEVATED OR FLOOD PROOFED FIVE AND ONE-HALF (5.5) ABOVE THE NORMAL FLOW ELEVATION OF THE ADJACENT STREAM CHANNEL OR THREE (3) FEET ABOVE THE HIGHEST ADJACENT GRADE AT THE BUILDING SITE, WHICHEVER IS GREATER. THIS SITUATION IS DEPICTED IN THE FLOODPLAIN DEVELOPMENT PERMIT GUIDE. OPENINGS SUFFICIENT TO FACILITATE THE UNIMPEDED MOVEMENTS OF FLOODWATERS SHALL BE PROVIDED IN ACCORDANCE WITH THE STANDARDS OF SUBSECTION 8.3.2.2.C, "ELEVATED BUILDINGS".



(NOT TO SCALE)
50' R.O.W.
EDGE OF PAVEMENT TO EDGE OF PAVEMENT
5' SIDEWALK
LOCAL ROAD SECTION
(NOT TO SCALE)
50' R.O.W.
EDGE OF PAVEMENT TO EDGE OF PAVEMENT
5' SIDEWALK
CONCRETE ISLAND ROAD SECTION
(TRAFFIC CALMING)



Cash Hollow Rd
"Austin Village"
Site
LOCATION MAP
(NOT TO SCALE)
E Lakeview Dr

Parcel Line Table

Line #	Direction	Length
L1	S12° 38' 06"E	58.74'
L2	S32° 35' 52"E	18.07'
L3	S60° 59' 38"E	42.61'
L4	S30° 18' 11"E	53.66'
L5	S1° 37' 35"W	32.92'
L6	N14° 29' 09"W	35.33'
L7	N79° 57' 42"E	18.59'
L8	S89° 23' 48"E	32.43'
L9	S65° 43' 59"E	5.12'
L10	N31° 14' 47"E	108.21'
L11	N79° 57' 42"E	51.57'
L12	S24° 21' 17"W	26.22'
L13	S28° 13' 25"W	53.10'
L14	S28° 54' 03"W	113.73'
L15	S63° 46' 10"E	45.28'
L16	S53° 17' 23"E	24.26'
L17	S63° 46' 10"E	47.91'
L18	S74° 57' 03"W	49.18'
L19	N88° 23' 55"E	53.17'
L20	S55° 41' 00"E	41.83'
L21	S30° 44' 40"W	62.65'
L22	S67° 33' 11"E	57.42'

LEGEND:

- Boundary Lines
- Setbacks
- Right-of-Way
- Adjoining P/L
- Phase Divide
- IR(N) - New Iron Rod (On all Lot Corners)
- IR(O) - Old Iron Rod

Curve Table

Curve #	Radius	Chord Direction	Chord Length
C1	475.27'	S3° 20' 03"E	192.80'
C2	474.94'	S21° 15' 35"W	12.77'
C3	125.00'	N77° 28' 09"W	40.34'
C4	12.07'	N11° 42' 05"W	15.86'
C5	12.00'	S59° 00' 49"W	11.25'
C6	99.40'	N20° 09' 12"W	75.34'
C7	100.00'	N7° 00' 27"E	20.61'
C8	12.00'	N70° 48' 01"E	15.94'
C9	200.00'	N67° 40' 31"W	45.92'
C10	175.01'	S86° 10' 22"E	83.88'
C11	18.19'	N30° 34' 48"E	26.14'
C12	151.10'	S81° 47' 26"E	92.44'



R/W
South Austin Springs Rd
(50' R/W)
IP(O) at Base of Crn Post
S60° 04' 28"E 293.20'
20" Locust
Zack W & Laura M Adams
Parcel No. 030 118.00
D.B. R995 Pg. I94
S48° 14' 11"E 402.75'
S42° 53' 31"E 311.22'
Remediated Sink Holes
Ravine
Development Holdings LLC
Parcel No. 030 117.00
D.B. R1079 Pg. I1910
P.B. R1077 Pg. I2068
Remaining Area Beyond Phase 1:
14.299 Ac +/-
S49° 01' 13"E 148.30'
IP(O) at Base of Crn Post
N26° 19' 52"E 295.22'
S62° 45' 03"E 413.98'
S23° 58' 54"W 729.24'
Marcella Thomas Epperson
Parcel No. 038 023.00
D.B. 370 Pg. 475
State Plane
IP(O) 3.1' From 12" Ch Oak
N60° 34' 22"W 359.63'
Development Holdings LLC
Parcel No. 030N B 010.01
D.B. R1090 Pg. I1303
P.B. 12 Pg. 192
Drill Hole in Limestone
Nilda & William Daniel Callaghan IV
Parcel No. 030 117.01
D.B. R1084 Pg. I3200
P.B. 20 Pg. 989
IP(O) 4.83' on Line from Point on R/W
Green Space Area: 69,684 Sq. Ft. or 1.600 Ac +/-
Detention Pond
S45° 20' 51"E 380.92'
PHASE I
S60° 24' 18"E 438.02' (Total, Phase Line)
S42° 38' 42"E 63.00' (Total, Phase Line)
Reserved Public Utility Easement (Lines L19-L21)
End of Arrowhead Dr. (Phase Line)
S58° 43' 11"E 115.82'
S29° 34' 38"W 190.70' (Total) (Phase Line)
Princeton Rd Variable Width R/W
Point on R/W in Cobb Creek
15' Public Sanitary Sewer Easement
S60° 24' 18"E 806.62' – CLEARWATER LANE 50' R/W (VARIES WHERE NOTED)
15' Public Waterline Easement
Green Space Area: 2,800 Sq. Ft. +/-
N60° 25' 10"W 258.55' (Total)
IP(O)
Cal Feathers L/E REM:
Larry B & Mary A Hodge
Parcel No. 030N B 001.00
D.B. R98 Pg. I1873
Glenstone Condominiums
Parcel No. 030N B 001.00
P.B. 16 Pg. 360
S60° 32' 54"E 120.17'
Arrowhead Dr (50' Public R/W)
Masters Knob Condos
Parcel No. 030N B 010.02
P.B. 13 Pg. 214

Lot No.	Area (Sq. Ft.)
1	5290
2	5668
3-18	5778
19	5860
20	6383
21-22	5579
23	5776
24	6020
25	5282
26	5737
27-40	5750
41	5815

HIGHLANDS
SURVEYING and MAPPING LLC
36435 Kelly Chapel Rd. Glade Spring, VA 24340
(276) 477-4180 (276) 608-7777
afleenor@hsmllc.org

AARON S FLEENOR REGISTERED LAND SURVEYOR TENNESSEE NO. 3266

Owner:
Development Holdings LLC
Address: 235 Allison Cove Trl.
Piney Flats, TN 37686

Engineer:
Bundy Architecture & Engineering, Inc.
Address: 190 E. Main St.
Abingdon, VA 24210

CERTIFICATION OF THE APPROVAL OF SEWERAGE SYSTEMS

I HEREBY CERTIFY THAT THE SEWAGE DISPOSAL UTILITY SYSTEM OR SYSTEMS INSTALLED, OR PROPOSED FOR INSTALLATION, FULLY MEET THE REQUIREMENTS OF THE TENNESSEE DEPARTMENT OF ENVIRONMENT AND CONSERVATION, DIVISION OF WATER RESOURCES, OR THE LOCAL MUNICIPAL SEWER DEPARTMENT, AND ARE HEREBY APPROVED AS SHOWN.

DATE

CITY SEWER DIRECTOR OR COUNTY HEALTH OFFICER OR HIS AUTHORIZED REPRESENTATIVE

CERTIFICATION OF THE APPROVAL FOR 911 STREET ASSIGNMENT

I HEREBY VERIFY THAT THE STREET NAME(S) AS NOTED ON THE FINAL PLAT ARE APPROVED AS ASSIGNED.

DATE

DIRECTOR OF 911 ADDRESSING OR AUTHORIZED REPRESENTATIVE

UTILITY & STORMWATER EASEMENT NOTE:

7.5 FEET WIDE EASEMENTS FOR UTILITIES AND DRAINAGE ARE LOCATED ALONG ALL FRONT, REAR, AND SIDE PROPERTY LINES. THIS PLAT DOES NOT ELIMINATE OR CHANGE THE DIMENSIONS OF EXISTING EASEMENTS OR THE LOCATION OF EXISTING EASEMENTS THAT ARE ASSOCIATED WITH ANY UNDISCOVERED UNDERGROUND UTILITY.

CERTIFICATE OF OWNERSHIP AND DEDICATION

I (WE) HEREBY CERTIFY THAT I AM (WE ARE) THE OWNER(S) OF THE PROPERTY SHOWN AND DESCRIBED HEREON AND THAT I (WE) HEREBY ADOPT THIS PLAN OF SUBDIVISION WITH MY (OUR) FREE CONSENT, ESTABLISH THE MINIMUM BUILDING RESTRICTION LINES, AND DEDICATE ALL STREETS, ALLEY, WALKS, PARKS, AND OTHER OPEN SPACES TO PUBLIC OR PRIVATE USE AS NOTED.

OWNER(S) DATE

OWNER(S) DATE

OWNER(S) DATE

CERTIFICATION OF THE APPROVAL OF STREETS AND OTHER INFRASTRUCTURE

I HEREBY CERTIFY: (1) THAT STREETS, DRAINAGE AND ______ INFRASTRUCTURE HAVE BEEN INSTALLED IN AN ACCEPTABLE MANNER AND ACCORDING TO THE CITY SPECIFICATIONS OR, (2) THAT A SECURITY BOND IN THE AMOUNT OF $______ HAS BEEN POSTED WITH THE PLANNING COMMISSION TO ASSURE COMPLETION OF ALL REQUIRED IMPROVEMENTS IN CASE OF DEFAULT.

DATE

CITY ENGINEER OR COUNTY ROAD COMMISSIONER

CERTIFICATE OF THE APPROVAL OF WATER SYSTEMS

I HEREBY CERTIFY THAT THE WATER SUPPLY UTILITY SYSTEM OR SYSTEMS INSTALLED, OR PROPOSED FOR INSTALLATION, FULLY MEET THE REQUIREMENTS OF THE TENNESSEE DEPARTMENT OF ENVIRONMENT AND CONSERVATION, DIVISION OF WATER RESOURCES, OR THE LOCAL MUNICIPAL WATER DEPARTMENT, AND ARE HEREBY APPROVED AS SHOWN.

DATE

CITY OF COUNTY HEALTH OFFICER OR HIS AUTHORIZED REPRESENTATIVE

CERTIFICATE OF APPROVAL FOR RECORDING

I HEREBY CERTIFY THAT THE SUBDIVISION PLAT SHOWN HERE HAS BEEN FOUND TO COMPLY WITH THE SUBDIVISION REGULATIONS FOR JOHNSON CITY, TENNESSEE, WITH THE EXCEPTION OF SUCH VARIANCES, IF ANY, AS ARE NOTED IN THE MINUTES OF THE CITY OF JOHNSON CITY PLANNING COMMISSION AND THAT IT HAS BEEN APPROVED FOR RECORDING IN THE OFFICE OF THE COUNTY REGISTRAR.

DATE

SECRETARY, JOHNSON CITY REGIONAL PLANNING COMMISSION

CERTIFICATE OF ACCURACY

I HEREBY CERTIFY THAT THE PLAN SHOWN AND DESCRIBED HEREON IS A TRUE AND CORRECT SURVEY TO THE ACCURACY REQUIRED BY THE JOHNSON CITY TENNESSEE REGIONAL PLANNING COMMISSION AND THE MONUMENTS HAVE BEEN PLACED AS SHOWN HEREON.

DATE

TENNESSEE REGISTERED LAND SURVEYOR

FINAL SUBDIVISION OF
PHASE I CLEARWATER SPRINGS SUBDIVISION
10th CIVIL DISTRICT
WASHINGTON COUNTY, TENNESSEE
SURVEYED SEPTEMBER 27, 2023

Clearwater Springs Phase I

CITY OF JOHNSON CITY PLANNING COMMISSION

TOTAL ACRES 8.421	TOTAL LOTS 41
ACRES NEW ROAD 1.361	MILES NEW ROAD 0.225
OWNER Development Holdings LLC	CIVIL DISTRICT 10th
SURVEYOR Aaron Fleenor	CLOSURE ERROR 1: 10,000
SCALE: 1" = 100'	

SURVEY NOTES

1. THIS PROPERTY IS DESCRIBED IN
2. THIS PROPERTY IS REFERENCED AS TAX MAP 030 GROUP PARCEL 002.00
3. SURVEY IS SUBJECT TO ANY EASEMENTS, EITHER WRITTEN OR UNWRITTEN.
4. DEED REFERENCES ARE BASED ON INFORMATION OBTAINED IN THE COUNTY TAX ASSESSOR'S OFFICE AND IN THE COUNTY REGISTER OF DEEDS OFFICE.
5. PROPERTY SUBJECT TO ANY EXACT LOCATION OF COUNTY, CITY OR STATE RIGHT-OF-WAY.
6. THIS SURVEY WAS PREPARED WITHOUT THE BENEFIT OF A TITLE REPORT.
7. SETBACKS ARE AS PER THE PARTICULAR ZONING ORDINANCE IN EFFECT ON SUBJECT PROPERTY.
8. PROPERTY IS CURRENTLY ZONED: RP-3

Lot No.	Area (Sq. Ft.)	Lot No.	Area (Sq. Ft.)
42	6013	61	5626
43	6623	62	5547
44	6946	63	5631
45	5161	64	5295
46	4781	65	4859
47	5081	66	4582
48	4735	67	4711
49	5339	68	5007
50	6341	69	5826
51	6083	70-76	5978
52	6078	77	5975
53	6066		
54	6122		
55	6210		
56	6169		
57	6040		
58	5935		
59	5832		
60	5729		

Phase 2 Setbacks:
Front and Rear: 25'
Sides: 7.5'

CITY OF JOHNSON CITY NOTES

1. THERE IS HEREBY ESTABLISHED A 7.5 FEET WIDE EASEMENT FOR UTILITIES AND DRAINAGE TO BE LOCATED ALONG THE INTERIOR OF ALL FRONT, REAR, AND SIDE PROPERTY LINES.
2. THIS PLAT DOES NOT ELIMINATE OR CHANGE THE DIMENSIONS OR THE LOCATION OF EXISTING EASEMENTS THAT ARE ASSOCIATED WITH ANY UNDISCOVERED UNDERGROUND UTILITY.
3. THIS SUBJECT PROPERTY DOES CONTAIN SINKHOLES OUTSIDE OF THE LOTS BEING SUBDIVIDED. THE ZONING ORDINANCE OF JOHNSON CITY DEFINES ALL SINKHOLES TO HAVE A 25-YEAR "NO-BUILD" AND A 100-YEAR "FLOODPLAIN" LINE, WHICH RESTRICTS OR MODIFIES DEVELOPMENT ADJOINING OR DRAINING TO A SINKHOLE.
4. THE SUBJECT PROPERTY DOES NOT CONTAIN A VISIBLE UNMAPPED STREAM. SMALL STREAMS ARE NOT SHOWN ON THE FLOOD INSURANCE RATE MAPS, AND THE ZONING ORDINANCE OF JOHNSON CITY REGULATED DEVELOPMENT NEAR UNMAPPED STREAMS. THE SUBJECT PROPERTY DOES NOT LIE IN AN AREA DESIGNATED AS SPECIAL FLOOD HAZARD ON THE LATEST FLOOD INSURANCE RATE MAPS RECEIVED BY ME AS OF THE DATE OF THIS SURVEY. FEMA FIRM MAP#47179C0176D EFFECTIVE 9/29/2006.

FLOOD PLAIN BUILDING NOTE:
PER JOHNSON CITY ZONING CODE
ARTICLE 8, SECTION 8.3.2.9.B:
IN AREAS ADJACENT TO UNMAPPED STREAMS, NEW CONSTRUCTION OR SUBSTANTIAL IMPROVEMENTS OF EXISTING STRUCTURES SHALL HAVE THE LOWEST FLOOR OF THE LOWEST ENCLOSED AREA ELEVATED OR FLOOD PROOFED FIVE AND ONE-HALF (5.5) ABOVE THE NORMAL FLOW ELEVATION OF THE ADJACENT STREAM CHANNEL OR THREE (3) FEET ABOVE THE HIGHEST ADJACENT GRADE AT THE BUILDING SITE, WHICHEVER IS GREATER. THIS SITUATION IS DEPICTED IN THE FLOODPLAIN DEVELOPMENT PERMIT GUIDE. OPENINGS SUFFICIENT TO FACILITATE THE UNIMPEDED MOVEMENTS OF FLOODWATERS SHALL BE PROVIDED IN ACCORDANCE WITH THE STANDARDS OF SUBSECTION 8.3.2.2.C, "ELEVATED BUILDINGS".



50' R.O.W.
(NOT TO SCALE)
EDGE OF PAVEMENT TO EDGE OF PAVEMENT
STORM DRAIN
SANITARY SEWER
TYPICAL ROAD SECTION



Cash Hollow Rd
"Austin Village"
Site
E Lakeview Dr

LOCATION MAP
(NOT TO SCALE)

Minimum Buffer Requirements for Every 100 Feet of Buffer Yard

Buffer Type	Buffer Width (ft.)	Plant Material Options
TYPE 1	15	a) 10 Type 1 Evergreen Trees
	10	b) 6 ft. Wood Fence or Masonry Wall and 6 Type 1 Evergreen Trees

LEGEND:
- Boundary Line
- Setbacks
- Right-of-Way
- Adjoining P/L
- IR(N) - New Iron Rod (All Lot Corners)
- IR(O) - Old Iron Rod
- Pavement / Curb
- Phase Division Line



State Plane
Zoned R-3
Open Space Area: 8,894 Sq. Ft.
Retention Pond
Zone X
Zone AE
South Austin Springs Rd (50' R/W)
Approx 1480 BFE
Approximate Zoning Line
Zack W & Laura M Adams
Parcel No. 030 118.00
D.B. R995 Pg. I94
Zoned A-1
S60° 14' 16"E 293.57' (Total)
S48° 06' 32"E 402.56' (Total)
S42° 54' 14"E 311.16' (Total)
S12° 38' 06"E 58.73' (total)
S62° 45' 03"E 413.98'
N26° 19' 52"E 295.22'
S23° 58' 54"W 729.24'
Marcella Thomas Epperson
Parcel No. 038 023.00
D.B. 370 Pg. 475
Total Area: 22.723 Ac +/-
Phase 1 Area: 8.567 Ac +/-
Phase 2 Area: 7.584 Ac +/-
Remaining Area after Phase 2: 6.576 Ac +/-
Zone: R-3
15' Sanitary Sewer Easement
Open Space Area: 27,768 Sq. Ft. or 0.637 Ac +/-
N79° 51' 22"W 181.74'
N3° 40' 15"E 100.73'
Nilda & William Daniel Callighan IV
Parcel No. 030 117.01
D.B. R1084 Pg. I3200
P.B. 20 Pg. 989
S53° 34' 22"E 24.33'
Cobb Creek Floodway
Walking Trail
Open Space
15' Storm Sewer Easement Between Lot 74 & 75
S45° 19' 41"E 380.19' (Total)
Lot 55A Area: 10,484 Sq. Ft.
Area: 14,167 Sq. Ft. or 0.325 Ac +/-
Open Space
S60° 24' 18"E 312.94'
S42° 43' 37"E 298.11'
EXTENDED ARROWHEAD DRIVE (50' R/W)
N42° 43' 08"W 62.54'
S60° 24' 05"W 50.00'
S83° 10' 37"E 27.91'
S17° 00' 35"W 65.42'
S0° 56' 32"W 149.17' (Total)
S83° 10' 37"E 104.15' (Total)
CLEARWATER RIDGE DRIVE (PRIVATE DRIVE)
S60° 24' 18"E 92.98' (Phase Line)
CLEARWATER LANE (50')
EXTENDED ARROWHEAD DRIVE (50')
S29° 34' 20"W 190.77'
N60° 34' 00"W 359.67' (Total)
(346.67)
(13.00')
Phase 1
Phase 2
R/W
Development Holdings LLC
Parcel No. 030N B 010.01
D.B. R1090 Pg. I1303
P.B. 12 Pg. 192
Zoned R-5
Andrew Charles Baxter Liv Trust
Parcel No. 030N B 001.00
P.B. 16 Pg. 360
Zoned R-5
Cal Feathers L/E REM:
Larry B & Mary A Hodge
Parcel No. 030N B 001.00
D.B. R98 Pg. I1873
Zoned R-3
Arrowhead Dr (50' Public R/W)
Masters Knob Condos
Parcel No. 030N B 010.02
P.B. 13 Pg. 214
Zoned R-5

Curve #	Chord Direction	Chord Length	Radius
C32	S47° 10' 26"E	60.36'	120.00'
C33	S43° 00' 47"E	43.34'	120.00'
C34	S49° 22' 07"E	21.19'	150.00'
C35	S44° 01' 24"E	6.78'	150.00'
C36	S26° 10' 54"E	71.20'	125.00'

Extended Arrowhead Dr C/L Curve Table

Line #	Direction	Length
L32	S32° 36' 29"E	14.41'
L33	S53° 25' 05"E	127.11'
L34	S45° 19' 08"E	497.48'
L35	S42° 43' 39"E	409.37'

Extended Arrowhead Dr C/L Line Table

Parcel Curve Table

Curve #	Chord Direction	Chord Length	Radius
C1	N47° 43' 55"W	75.66'	145.00'
C2	S39° 24' 21"E	22.49'	95.00'
C3	S49° 48' 39"E	11.95'	95.00'
C4	N47° 47' 47"W	40.70'	175.00'
C5	S44° 36' 41"E	4.32'	175.00'
C6	S43° 18' 56"E	3.59'	175.00'
C7	N33° 20' 03"W	42.48'	150.00'
C8	N17° 23' 47"W	40.70'	150.00'
C9	N1° 23' 16"W	42.84'	150.00'
C10	S44° 01' 24"E	5.65'	163.64'
C11	N49° 22' 07"W	17.65'	125.00'
C12	S43° 33' 00"E	52.47'	161.96'
C13	N53° 02' 16"W	18.50'	26.50'
C14	N21° 15' 35"E	12.77'	474.94'
C15	S26° 10' 32"E	57.02'	100.14'

Parcel Line Table

Line #	Direction	Length	Line #	Direction	Length
L1	S32° 36' 29"E	14.41'	L17	S49° 39' 08"W	109.49'
L2	N35° 52' 42"E	96.10'	L18	S65° 10' 40"W	131.26'
L3	S36° 00' 38"W	102.36'	L19	S60° 24' 05"W	107.15'
L4	N36° 34' 55"E	107.94'	L20	S32° 35' 52"E	18.07'
L5	S39° 48' 44"W	114.22'	L21	S60° 59' 38"E	20.76'
L6	S49° 03' 18"W	135.93'	L22	S60° 59' 38"E	21.85'
L7	S49° 04' 03"W	133.98'	L23	S30° 18' 11"E	25.97'
L8	S49° 04' 02"W	132.09'	L24	S30° 18' 11"E	27.69'
L9	S47° 16' 21"W	132.13'	L25	S49° 01' 13"E	19.08'
L10	S47° 16' 21"W	132.27'	L26	S49° 01' 13"E	51.03'
L11	S47° 16' 21"W	132.41'	L27	S49° 01' 13"E	78.19'
L12	S48° 48' 56"W	132.61'	L28	N32° 36' 29"W	13.58'
L13	S47° 16' 21"W	107.96'	L29	N67° 50' 03"W	24.27'
L14	S47° 16' 21"W	106.38'	L30	N47° 16' 29"E	109.68'
L15	S47° 16' 21"W	107.64'	L31	N47° 18' 11"E	95.03'
L16	S47° 16' 21"W	103.77'			

HIGHLANDS
SURVEYING and MAPPING LLC
36435 Kelly Chapel Rd. Glade Spring, VA 24340
(276) 477-4180 (276) 608-7777
afleenor@hsmllc.org

AARON S. FLEENOR — REGISTERED LAND SURVEYOR — AGRICULTURE — COMMERCE — PRELIMINARY — TENNESSEE NO. 3266

Owner:
Development Holdings LLC
Address: 235 Allison Cove Trl.
Piney Flats, TN 37686

Engineer:
Bundy Architecture & Engineering, Inc.
Address: 190 E. Main St.
Abingdon, VA 24210

PRELIMINARY SUBDIVISION OF
PHASE II CLEARWATER SPRINGS SUBDIVISION
10th CIVIL DISTRICT
WASHINGTON COUNTY, TENNESSEE
SURVEYED JULY 30, 2024

CERTIFICATION OF THE APPROVAL OF SEWERAGE SYSTEMS

I HEREBY CERTIFY THAT THE SEWAGE DISPOSAL UTILITY SYSTEM OR SYSTEMS INSTALLED, OR PROPOSED FOR INSTALLATION, FULLY MEET THE REQUIREMENTS OF THE TENNESSEE DEPARTMENT OF ENVIRONMENT AND CONSERVATION, DIVISION OF WATER RESOURCES, OR THE LOCAL MUNICIPAL SEWER DEPARTMENT, AND ARE HEREBY APPROVED AS SHOWN.

DATE

CITY SEWER DIRECTOR OR COUNTY HEALTH OFFICER OR HIS AUTHORIZED REPRESENTATIVE

CERTIFICATION OF THE APPROVAL FOR 911 STREET ASSIGNMENT

I HEREBY VERIFY THAT THE STREET NAME(S) AS NOTED ON THE FINAL PLAT ARE APPROVED AS ASSIGNED.

DATE

DIRECTOR OF 911 ADDRESSING OR AUTHORIZED REPRESENTATIVE

UTILITY & STORMWATER EASEMENT NOTE:

7.5 FEET WIDE EASEMENTS FOR UTILITIES AND DRAINAGE ARE LOCATED ALONG ALL FRONT, REAR, AND SIDE PROPERTY LINES. THIS PLAT DOES NOT ELIMINATE OR CHANGE THE DIMENSIONS OF EXISTING EASEMENTS OR THE LOCATION OF EXISTING EASEMENTS THAT ARE ASSOCIATED WITH ANY UNDISCOVERED UNDERGROUND UTILITY.

CERTIFICATE OF OWNERSHIP AND DEDICATION

I (WE) HEREBY CERTIFY THAT I AM (WE ARE) THE OWNER(S) OF THE PROPERTY SHOWN AND DESCRIBED HEREON AND THAT I (WE) HEREBY ADOPT THIS PLAN OF SUBDIVISION WITH MY (OUR) FREE CONSENT, ESTABLISH THE MINIMUM BUILDING RESTRICTION LINES, AND DEDICATE ALL STREETS, ALLEY, WALKS, PARKS, AND OTHER OPEN SPACES TO PUBLIC OR PRIVATE USE AS NOTED.

OWNER(S) DATE
OWNER(S) DATE
OWNER(S) DATE

CERTIFICATION OF THE APPROVAL OF STREETS AND OTHER INFRASTRUCTURE

I HEREBY CERTIFY: (1) THAT STREETS, DRAINAGE AND INFRASTRUCTURE HAVE BEEN INSTALLED IN AN ACCEPTABLE MANNER AND ACCORDING TO THE CITY SPECIFICATIONS OR, (2) THAT A SECURITY BOND IN THE AMOUNT OF $________ HAS BEEN POSTED WITH THE PLANNING COMMISSION TO ASSURE COMPLETION OF ALL REQUIRED IMPROVEMENTS IN CASE OF DEFAULT.

DATE

CITY ENGINEER OR COUNTY ROAD COMMISSIONER

CERTIFICATE OF THE APPROVAL OF WATER SYSTEMS

I HEREBY CERTIFY THAT THE WATER SUPPLY UTILITY SYSTEM OR SYSTEMS INSTALLED, OR PROPOSED FOR INSTALLATION, FULLY MEET THE REQUIREMENTS OF THE TENNESSEE DEPARTMENT OF ENVIRONMENT AND CONSERVATION, DIVISION OF WATER RESOURCES, OR THE LOCAL MUNICIPAL WATER DEPARTMENT, AND ARE HEREBY APPROVED AS SHOWN.

DATE

CITY OF COUNTY HEALTH OFFICER OR HIS AUTHORIZED REPRESENTATIVE

CERTIFICATE OF APPROVAL FOR RECORDING

I HEREBY CERTIFY THAT THE SUBDIVISION PLAT SHOWN HERE HAS BEEN FOUND TO COMPLY WITH THE SUBDIVISION REGULATIONS FOR JOHNSON CITY, TENNESSEE, WITH THE EXCEPTION OF SUCH VARIANCES, IF ANY, AS ARE NOTED IN THE MINUTES OF THE CITY OF JOHNSON CITY PLANNING COMMISSION AND THAT IT HAS BEEN APPROVED FOR RECORDING IN THE OFFICE OF THE COUNTY REGISTRAR.

DATE

SECRETARY, JOHNSON CITY REGIONAL PLANNING COMMISSION

CERTIFICATE OF ACCURACY

I HEREBY CERTIFY THAT THE PLAN SHOWN AND DESCRIBED HEREON IS A TRUE AND CORRECT SURVEY TO THE ACCURACY REQUIRED BY THE JOHNSON CITY TENNESSEE REGIONAL PLANNING COMMISSION AND THE MONUMENTS HAVE BEEN PLACED AS SHOWN HEREON.

DATE

PRELIMINARY

AARON S. FLEENOR TENNESSEE REGISTERED LAND SURVEYOR

Clearwater Springs Phase II

CITY OF JOHNSON CITY PLANNING COMMISSION

TOTAL ACRES	7.584	TOTAL LOTS	36
ACRES NEW ROAD	1.446	MILES NEW ROAD	0.236
OWNER	Development Holdings LLC	CIVIL DISTRICT	10th
SURVEYOR	Aaron Fleenor	CLOSURE ERROR	1: 10,000
SCALE: 1" =	100'		

Initial
JT

Clearwater Springs
Express Series

COMMUNITY AMMENITIES

- Professionally managed HOA
- Community Mailbox system

INTERIOR HIGHLIGHTS

- Architecturally designed floor plans with open concept living space
- 8 foot ceilings
- Mohawk® Carpet with Scotchgard® upgraded protection and 5 lb. rebond pad
- Mohawk® vinyl flooring in the bathrooms and laundry (may vary per plan & community)
- Flush Mount Brilliant LED lighting throughout
- Raised panel doors with Brushed Nickel hardware and hinges
- Stainless Steel appliances by Whirlpool®, including Self-Cleaning Electric Range, 1.7 cu. ft. Microwave, and Built-In Dishwasher
- Exquisitely crafted shaker style cabinets with 30" wall cabinet featuring crown molding and designer inspired raised cabinet at microwave
- Laminate countertops with 4" backsplash
- Undermount stainless-steel sink with Moen® Chrome single lever faucet and sprayer
- MOEN® 1/3 horsepower Garbage Disposal
- 36" bathroom vanities with solid surface countertops and MOEN® Chrome fixtures
- MOEN® Anti-Scald shower valves
- Sterling® tub/shower surrounds
- Double Bowl vanity in Bathroom 1 (varies by plan)
- Pedestal sink in powder room with mirror (varies by plan)
- Smooth finish walls with textured ceilings (varies by community)
- Ceiling fan prewire in Great Room and Bedroom 1
- Walk-in closets (varies by plan)
- Vinyl ventilated wire shelving in closets
- 50-gallon electric water heater
- Fully drywalled garage - unpainted/unfinished
- Garage Door Opener

EXTERIOR DETAILS

- Professionally landscaped with sodded front and side yards; rear yards seeded and strawed
- Architectural 3-Tab Shingles with 25-year warranty
- Attractive and architecturally authentic elevations with vinyl siding and may feature brick or stone accents (per plan)
- Raised panel insulated front door, satin nickel doorknob, and dead bolt
- Gutters and downspouts (may vary per plan)
- Weatherproof GFCI outlets at front and rear
- 2 Exterior insulated faucets
- Steel-raised panel garage door
- Termite prevention system
- 8'x10' concrete rear patio (may vary per plan)
- Raised panel vinyl shutters (may vary per plan)
- Ridge vent and soffit ventilation

HOME IS CONNECTED**

- Family Room & Bedroom One Cable TV and Internet ready
- Honeywell T6 Pro Z-Wave™ thermostat
- Amazon Echo Pop
- Kwikset 620 deadbolt at front door
- Eaton Z-Wave switch
- Skybell video doorbell
- Door chime
- Alarm.com App

HOME TECHNOLOGY & EFFICIENCY

- 15 seasonal energy efficiency ratio (SEER) HVAC and one-inch media filter for cleaner air
- Automated electronic damper control to maximize heating & cooling efficiency (may vary per plan)
- Insulated, LoE energy rated, single hung, tilt sash vinyl windows. Front elevation windows feature grids
- Smoke detectors on each level, in bedrooms, one CO2 detector
- PEX® plumbing
- Low flow elongated toilets
- OSB sheathing for superior structural framing, additional sealing and caulking of the thermal envelope
- Professionally engineered insulation system: exterior living area walls & garage walls adjacent to living area (R13) and attics (R38)
- Tested for house leakage and air supply with an industry rated blower door test
- Low VOC paints by Sherwin Williams®
- 3000 PSI concrete in all applications
- Professionally engineered walls, floors, roof and stair system

D·R·HORTON®
America's Builder

D.R. Horton, Inc.
Deposit Form/Check Receipt

Date: 06/20/2025

Buyer's Name(s): Arrived Holdings, LLC
Sales Person: Devin Noel Sturgill
Loan Type: Cash

Subdivision #: Clearwater Springs **Plan:** Robie

Job#: 599070068 **Lot/Block:** ______ **Plat:** 0068//
Address: 341 Arrowhead Drive, JOHNSON CITY, TN 37601

Verify all deposits are payable to proper account as required:

Purchase Price: $343,785.00

ATTACH CHECK HERE

(then make 2 copies of check attached on this form)

Earnest Deposits					
Due Date	Collection Date	Payment Type	Check Number	Deposit Amount	Collection Amount
06/20/2025				$17,189.25	$17,189.25
	06/20/2025 Note: Earnest held with Blueprint title	Wire Transfer	0000		$17,189.25
			Total	**$17,189.25**	**$17,189.25**

(No option deposits found.)

Total Collected Deposit Amount: $17,189.25